UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

AK STEEL HOLDING CORPORATION

703 Curtis Street

Middletown, Ohio 45043

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

OF AK STEEL HOLDING CORPORATION (THE “COMPANY”)

Date:	Thursday, May 24, 2007

Time:	1:30 p.m., Central Daylight Saving Time

Place:	The Four Seasons Hotel Chicago 120 East Delaware Place Chicago, Illinois 60611-1428

Purposes:	1. To elect nine directors of the Company; and

2. To transact such other business as properly may come before the meeting.

Who Can Vote:	Company stockholders as recorded in our stock register as of the close of business on March 27, 2007.

How You Can Vote in Advance of the Meeting:	You can vote in advance of the meeting via the internet, by telephone, or by using the enclosed proxy card. If you intend to use the enclosed proxy card, please mark, date and sign it, and then return it promptly in the enclosed postage-paid envelope. If you intend to vote over the telephone or via the Internet, please follow the instructions on the enclosed proxy card. Please vote regardless of whether you plan to attend the annual meeting.

Right to Revoke Your Proxy:	You may revoke your proxy at any time before it is voted. To revoke your proxy, you must send written notice of revocation to the Company by submitting a new proxy card with a later date or by submitting a subsequent vote via the internet or by telephone. If you are a stockholder of record, you also may attend the annual meeting and revoke your proxy in person.

Who May Attend:	Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 27, 2007, or their duly appointed proxies, and to guests of management. Stockholders will need to present personal photo identification and an admission ticket to attend. If you are a stockholder of record, an admission ticket is attached to your proxy card for this purpose. If your shares are not registered in your name, you must bring personal photo identification and proof of stock ownership to the meeting to receive an admission ticket. We will accept as proof of stock ownership either a copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you own as of March 27, 2007.

Cameras and Recording Devices Prohibited:	Please note that no cameras, recording devices or other electronic devices will be permitted at the meeting. For your safety, we reserve the right to inspect all packages prior to admission at the Annual Meeting.

By Authorization of the Board of Directors,

David C. Horn, Secretary

Middletown, Ohio

April 16, 2007

PROXY STATEMENT

AK STEEL HOLDING CORPORATION

703 Curtis Street

Middletown, Ohio 45043

PROXY STATEMENT

This Proxy Statement, which will be mailed to stockholders on or about April 16, 2007 together with the 2006 Annual Report to Stockholders, is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 24, 2007, and at any and all adjournments thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	What is a “proxy?”

A.	A proxy is a person authorized to act for another person. Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote on your behalf at the annual meeting of stockholders.

Q.	Whom am I appointing as my proxy?

A.	The Board of Directors appointed a Proxy Committee to vote the shares as indicated on the proxy forms timely returned to the Company. The Proxy Committee consists of James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr.

Q.	What is a Proxy Statement?

A.	The document you are reading is a Proxy Statement. It is intended to provide you and other stockholders of the Company with information necessary to vote in an informed manner on matters to be presented at the annual meeting of stockholders. It is sent in conjunction with a solicitation of your proxy.

Q.	Why is the Company soliciting my proxy?

A.	The Board of Directors is soliciting your proxy to vote at the annual meeting because you were a stockholder at the close of business on March 27, 2007, the record date, and are entitled to vote at the meeting. It is important that as many stockholders as possible vote on the issues to be decided at the annual meeting of stockholders. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues.

Q.	Why did I receive more than one Proxy Statement or proxy card?

A.	You may receive more than one Proxy Statement and proxy card if you hold your stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.

Q.	Why did my broker instruct me to return my proxy card to him or her?

A.	If your stock is held in “street name” (i.e., your stock is actually shown on the Company’s records as owned in the name of your brokerage company and that company holds the stock for your benefit), you will receive your proxy card from your broker. Your broker will provide to you the information you need to vote in an informed manner and will ask you to return your proxy card to him or her.

Q.	Who is a “stockholder of record” and what does that term mean?

A.	You are a “stockholder of record” and qualified to attend and vote at the annual meeting of stockholders if you are shown on the Company’s stock records as the owner of common stock of the Company as of the close of business on March 27, 2007.

Q.	Must I use a proxy or may I vote in person at the annual meeting?

A.	You may vote in person at the annual meeting of stockholders if you are a stockholder of record and you provide at the meeting the identification required for admission. To be admitted at the meeting, you will need to present personal photo identification and an admission ticket. If you are a stockholder of record, an admission ticket is attached to your proxy card for this purpose. If your shares are not registered in your name, you must bring personal photo identification and proof of stock ownership to the meeting to receive an admission ticket. A copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you own as of March 27, 2007 constitutes adequate proof of stock ownership. If your shares are held in street name, you must obtain a proxy giving you the right to vote those shares in person at the meeting from the entity in whose name the shares are held.

Q.	Is there any way for me to vote other than in person or by proxy at the annual meeting?

A.	Yes. You may vote over the telephone or via the internet. Your proxy card contains instructions for voting by these methods.

Q.	Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?

A.	You are entitled to one vote for each share of common stock in the Company which you held as of the close of business on March 27, 2007.

Q.	What issues will be voted on at the annual meeting?

A.	The only issue on the agenda to be voted on by the Company’s stockholders is the election of nine directors.

Q.	What are my choices when voting on the election of the directors?

A.	You may vote separately for each director. You may vote in favor of his or her election or you may withhold from voting with respect to his or her election.

Q.	What does it mean to “withhold” and what impact does that have?

A.	If you indicate on your proxy card that you wish to “withhold” from voting with respect to a particular director, your shares will not be voted for or against that nominee for director. Your shares will be counted, however, to determine whether there is a quorum present at the meeting.

Q.	What are “broker non-votes” and how are they counted for voting purposes?

A.	Broker non-votes occur when a broker (or other nominee holder, like a bank) returns a proxy but does not vote shares on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the Broker on how to vote them. Broker non-votes do not count for voting purposes but are counted to determine whether there is a quorum present at the meeting.

Q.	Who will count the votes?

A.	The votes will be counted by an inspector of election appointed by the Board. The Board has appointed Michael Lang of Computershare Investor Services, LLC as the inspector of election and David Dietrich, also of Computershare Investor Services, LLC, as an alternate inspector of election in the event Mr. Lang is unable to serve.

Q.	What is a quorum and why is it important?

A.	In the context of the annual meeting, a quorum is the minimum number of stockholders who must vote in person or by proxy to make the proceedings of that meeting (including the election of the directors) valid under the Company’s charter and applicable law. More specifically, a majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum. As of March 27, 2007, there were issued and outstanding 111,050,821 shares of the Company’s common stock, which is the only class of stock outstanding.

Q.	What vote is required to elect each director?

A.	The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the annual meeting is required for election as a director.

Q.	What does “plurality” mean?

A.	A plurality means having the most votes, even if it is less than half the votes cast.

Q.	What happens if I return my proxy card but do not mark how I want my votes to be cast?

A.	If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the Proxy Committee as recommended by the Board of Directors.

Q.	What is the recommendation of the Board of Directors with respect to the election of directors?

A.	The Board of Directors recommends a vote FOR the election of each of the nominee directors.

ELECTION OF DIRECTORS

In accordance with the Company’s by-laws, the Board of Directors has fixed the number of directors at nine, effective as of the date of the Annual Meeting. Nine incumbent nominees will stand for election at the Annual Meeting. Mr. Gerber and Mr. Brinzo, who are being nominated for election by the stockholders for the first time, were recommended to the Nominating and Governance Committee for consideration as nominees to the Board by a non-management director and the Chief Executive Officer, respectively. Mr. Lawrence A. Leser will not stand for election because he has reached the mandatory retirement age and may not stand for election under the Company’s Corporate Governance Guidelines. If elected, each nominee will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting and until his or her successor is duly elected and qualifies. If any nominee is unable to serve, or determines, prior to his or her election, that he or she will be unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

Set forth below is information with respect to the nine nominees for election as directors.

Richard A. Abdoo

Mr. Abdoo, age 63, a director of the Company since April 19, 2001, retired as Chairman and Chief Executive Officer of Wisconsin Energy Corporation on April 30, 2004, having served in those positions since May 1, 1991. He is also a director of Catalytica Energy Systems, Inc. He is a member of the American Economic Association and is a registered professional engineer in various states.

John S. Brinzo

Mr. Brinzo, age 65, a director of the Company since January 19, 2007, is the Chairman of the Board of Directors of Cleveland-Cliffs Inc, having served in that capacity since January 2000. He also served as Chairman, President and Chief Executive Officer of Cleveland-Cliffs Inc from July 2003 until April 2005, and as Chairman and Chief Executive Officer from January 2000 until his retirement as CEO in September 2006. He is also a director of The Brinks Company and Alpha Natural Resources, Inc. Mr. Brinzo serves on the Board of Trustees for the Great Lakes Science Center and the Kent State Foundation. He is the past Chairman of the National Mining Association.

William K. Gerber

Mr. Gerber, age 53, a director of the Company since January 1, 2007, is the Executive Vice President and Chief Financial Officer of Kelly Services, Inc., having served in that capacity since 1998.

Dr. Bonnie G. Hill

Dr. Hill, age 65, a director of the Company since April 7, 1994, is President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues. From February 1997 to July 2001 she was President and Chief Executive Officer of The Times Mirror Foundation, Vice President of The Times Mirror Company, and, from August 1998 to July 2001, Senior Vice President Communications and Public Affairs for the Los Angeles Times. Prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia. She is also a director of Hershey Foods Corporation, The Home Depot, Inc., YumBrands, Inc. and California Water Service Group, and serves on the boards of Goodwill of Greater Los Angeles, the Los Angeles Urban League and the NASD Investor Education Foundation.

Robert H. Jenkins

Mr. Jenkins, age 64, a director of the Company since January 24, 1996, has served as Lead Director of the Board of Directors since January 1, 2006. From October 16, 2003 to December 31, 2005, Mr. Jenkins served as the non-executive Chairman of the Board. Mr. Jenkins served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999. For more than five years prior thereto, Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions. Mr. Jenkins also is a director of Clarcor Inc., Solutia, Inc., Jason, Inc. and ACCO Brands Corporation.

Daniel J. Meyer

Mr. Meyer, age 70, a director of the Company since January 1, 2000, retired as Chairman and Chief Executive Officer of Milacron Inc. in May 2001. He also serves as a director of Hubbell Inc. and Cincinnati Bell Inc.

Shirley D. Peterson

Mrs. Peterson, age 65, a director of the Company since January 13, 2004, was President of Hood College, an independent liberal arts college in Frederick, Maryland, from 1995 until 2000. From 1989 until 1993, she served in the U.S. government, first appointed by President George H.W. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of Internal Revenue. She was a partner in the law firm of Steptoe & Johnson from 1969 until 1989 and 1993 until 1994. She serves as a director of Federal Mogul Corporation, Goodyear Tire & Rubber Company, Champion Enterprises, Inc. and Wolverine World Wide, Inc. and is a director or trustee of various funds within the DWS Fund Complex. Mrs. Peterson also is a trustee of Bryn Mawr College.

Dr. James A. Thomson

Dr. Thomson, age 62, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The RAND Corporation, having served in that capacity since August 1989. He also serves as a director of Encysive Pharmaceuticals Inc.

James L. Wainscott

Mr. Wainscott, age 50, a director of the Company since October 16, 2003, has served as Chairman, President and Chief Executive Officer of the Company since January 1, 2006. He served as President and Chief Executive Officer of the Company from October 2003 to December 2005; Chief Financial Officer from July 1998 until October 2003; and as Treasurer from April 1995 until April 2001. He was elected Senior Vice President in January 2000, having previously served as Vice President from April 1995 until that date. He also serves on the Board of the American Iron and Steel Institute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Public and Environmental Issues Committee. The table below shows the current membership for each Board committee.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Public and Environmental Issues Committee
Richard A. Abdoo		✓ (Chair)	✓
John S. Brinzo*
William K. Gerber**	✓
Dr. Bonnie G. Hill		✓		✓
Robert H. Jenkins		✓	✓ (Chair)
Lawrence A. Leser***	✓ (Chair)	✓
Daniel J. Meyer	✓			✓
Shirley D. Peterson	✓		✓
Dr. James A. Thomson	✓			✓ (Chair)
James L. Wainscott

*	Mr. Brinzo became a member of the Board on January 19, 2007 and the Board has not yet appointed him to serve on any committees. The Company anticipates that the Board will appoint him to a committee or committees when it determines committee assignments in the ordinary course at its May 2007 Board meeting.

**	Mr. Gerber became a member of the Board on January 1, 2007 and the Board appointed him to the Audit Committee on January 18, 2007. The Company anticipates that the Board will appoint him to another committee when it determines Committee assignments in the ordinary course at its May 2007 Board meeting.

***	Mr. Leser is retiring from the Board because he will reach the mandatory retirement age prior to the annual meeting of stockholders on May 24, 2007. Mr. Leser will continue to serve as a member and Chair of the Audit Committee and as a member of the Compensation Committee until he retires at the 2007 annual meeting of stockholders on May 24, 2007. The Board will elect a new Chair of the Audit Committee when the Board determines Committee assignments in the ordinary course at its May 2007 Board meeting.

Audit Committee

The Audit Committee had four members during 2006 and has had five members since January 18, 2007, when Mr. Gerber was appointed. The Audit Committee met eight times in 2006. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including:

•	overseeing the integrity of the Company’s financial statements;

•	monitoring compliance with legal and regulatory requirements;

•	assessing the independent auditor’s qualifications and independence; and

•	assessing the performance of the independent auditors and internal audit function.

In fulfilling these responsibilities, the Audit Committee selects and appoints the firm of certified public accountants that will serve as the independent auditors of the Company’s annual financial statements. The Committee also meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, the Company’s critical accounting policies and estimates and the recommendations of the independent accountants regarding the Company’s internal accounting systems and controls. A report of the Audit Committee is located on page 50.

In March 2007, the Board of Directors determined that all of the Audit Committee members are financially literate and each of Messrs. Leser, Gerber and Meyer is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee satisfies the requirements of the New York Stock Exchange Rules 303A.06 and 303A.07 and Rule 10A-3 of the Exchange Act and each of its members satisfies the independence, financial literacy and other requirements of those provisions and New York Stock Exchange Rule 303A.02.

Compensation Committee

The Compensation Committee has four members and met six times in 2006. The primary purpose of the Compensation Committee is to assist the Board in overseeing the Company’s management compensation policies and practices, including:

•	determining and approving the compensation of the Company’s Chief Executive Officer;

•	determining and approving compensation levels for the Company’s other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees; and

•	reviewing and approving for inclusion in the proxy statement management’s Compensation Discussion and Analysis.

All members of the Compensation Committee are “outside directors” as that term is defined by the Internal Revenue Code of 1986, as amended (the “Code”), at Section 162(m). The Compensation Committee satisfies the requirements of New York Stock Exchange Rule 303A.05 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02. For additional information concerning the Compensation Committee and its activities, see “Compensation Discussion and Analysis” beginning on page 18.

Nominating and Governance Committee

The Nominating and Governance Committee has three members and met five times in 2006. The primary purpose of the Nominating and Governance Committee is to assist the Board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•	overseeing the Company’s policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board;

•	developing, recommending to the Board and overseeing implementation of the Company’s Corporate Governance Guidelines;

•	reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary;

•	considering the independence and related qualifying determinations of each director and nominee for director and making a recommendation to the Board with respect to such matters; and

•

reviewing the Company’s policies and procedures for the review, approval or ratification of reportable transactions with related persons and making a recommendation to the Board with respect to such matters.

The Nominating and Governance Committee satisfies the requirements of New York Stock Exchange Rule 303A.04 and each of its members satisfies the independence and other requirements of that rule and New York Stock Exchange Rule 303A.02.

In fulfilling its responsibility of identifying, screening and recommending persons for nomination by the Board to serve as a director, the Committee may solicit input and/or recommendations from other members of the Board and/or independent advisors. After the Committee deliberates, it reports its findings and recommendation to the Board. The Board then considers that recommendation and proposes a slate of nominees to the stockholders for election to the Board. In addition to meeting independence requirements, nominees for the Board must not have reached their 72nd birthday at the time of their election.

The principal criteria for selection of nominees are as follows:

•	personal qualities and characteristics (e.g., judgment, integrity, reputation in the business community, and record of public service);

•	business and/or professional expertise, experience and accomplishments;

•	ability and willingness to devote sufficient time to the affairs of the Board and of the Company;

•	diversity of viewpoints, backgrounds and experience from those of other nominees;

•	the needs of the Company at the time of nomination to the Board; and

•	the likely integration of a particular candidate’s skills and personality with those of other nominees in building a Board that will be effective and responsive to the needs of the Company.

The Nominating and Governance Committee will give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s by-laws, or as otherwise recommended, and will evaluate such candidates in the same manner as other candidates identified to the Committee. Any such recommendations may be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043 and should contain whatever supporting material the stockholder considers appropriate. The Committee also will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described below in “Stockholder Proposals for the 2008 Annual Meeting and Nominations of Directors.” No such nominee was recommended by any security holder or security holder group for election at the 2007 Annual Meeting.

Public and Environmental Issues Committee

The Public and Environmental Issues Committee has three members and met five times in 2006. The primary purpose of the Public and Environmental Issues Committee is to review on behalf of the Board, and to advise management with respect to, significant public policy, environmental, legal, health and safety, and trade issues pertinent to the Company and its policies.

Attendance at Meetings

The Board of Directors met nine times in 2006. The Company does not have a formal written policy regarding director attendance at the Annual Meeting, although directors are encouraged to attend the Annual Meeting. All directors attended the 2006 Annual Meeting in person. The Company expects each director to make a diligent effort to attend all Board meetings and meetings of those committees of which he or she is a member. During 2006, no director attended fewer than 75% of the aggregate of the total meetings of the Board and those committees of which he or she was a member.

Director Stock Ownership Guidelines

Effective July 21, 2005, upon the recommendation of the Nominating and Governance Committee, the Board adopted stock ownership guidelines for all non-employee directors. Those guidelines provide that each director should own shares of the Company’s common stock equal in market value to five times the cash portion of the Board’s annual retainer. By way of example, assuming the cash portion of the Board’s annual retainer is $45,000, the target ownership level for a director would be $225,000. Directors in office as of the effective date of the guidelines are expected to attain the minimum level of target ownership by July 21, 2010. Under the policy, new directors are expected to attain the minimum level of target ownership within five years of the date on which they are first elected to the Board. All directors are in compliance with the policy, either by already owning shares in excess of the director’s minimum target ownership level or by being on track to reach the applicable target ownership level within the compliance timeframe. For purposes of these guidelines, the term “ownership” includes: (a) shares of Company stock held directly by a director, (b) shares of Company stock held by a director’s family member living in the same household, and (c) shares of Company restricted stock held directly by a director, whether or not yet vested. The term “ownership” does not include options to purchase stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership of the equity securities of the Company and reports of changes in that ownership. Exchange Act Rule 16a-3(e) requires officers, directors and greater-than-ten-percent beneficial owners to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations from its executive officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to the Company’s officers and directors were complied with during 2006.

Presiding Director and Communication with the Board of Directors

The Company’s Chairman of the Board presides over all Board meetings, except when the Board meets in executive session. The Lead Director presides over all “executive sessions” of the Board, which New York Stock Exchange rule 303A.03 defines as meetings in which the non-management directors of the Company meet without management participation.

Stockholders and interested parties may send communications to the Chairman of the Board, to the Lead Director or to any one or more of the other non-employee directors by addressing such correspondence to the name(s) of any specific director(s) or to the “Board of Directors” as a whole, and mailing it to: Secretary, c/o AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043.

Board Independence

In March 2007, the Nominating and Governance Committee and the Board of Directors held meetings to review the independence of all current non-employee directors. In advance of the review meetings, each incumbent director was asked to provide the Board with detailed information regarding his or her business and other relationships with the Company and its affiliates, and with executive officers and their affiliates, to enable the Board to evaluate his or her independence.

Upon the recommendation of the Nominating and Governance Committee, and after considering all relevant facts and circumstances, the Board has affirmatively determined that none of the current non-employee incumbent directors (i.e., all of the incumbent directors except Mr. Wainscott) has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and all such non-employee incumbent directors qualify as “independent” as that term is defined in Rule 10A-3 of the Exchange Act and New York Stock Exchange Rule 303A. Directors have an affirmative obligation to inform the Board of any material changes that might impact their designation by the Board as “independent.” This obligation includes all business relationships between the director and/or an immediate family member on the one hand and the Company and/or its affiliates and/or executive officers on the other.

In making its independence determination, the Board of Directors considered certain relationships between directors and companies with which such directors are or were affiliated. Mr. Brinzo served as the Chief Executive Officer of Cleveland-Cliffs Inc from January 2000 until he retired from the position in September 2006. Mr. Brinzo will continue to serve as the Chairman of the Board of Cleveland-Cliffs Inc, a position he has held since January 2000, until the 2007 annual meeting of Cleveland-Cliffs Inc. The Company purchases some of its annual iron ore pellet requirements from Cleveland-Cliffs Inc under a seven-year Pellet Sale and Purchase Agreement entered into on November 10, 2006. Mr. Brinzo was elected to the Board of Directors of Alpha Natural Resources, Inc. in October 2006 and continues to serve as a member of that Board. At various times over the last several years, the Company has purchased metallurgical coal from Alpha Natural Resources, Inc. The Board of Directors has determined that Mr. Brinzo’s previous service as Chief Executive Officer of Cleveland-Cliffs Inc and service as the Chairman of the Board of Cleveland-Cliffs Inc and a member of the Board of Directors of Alpha Natural Resources, Inc., do not disqualify Mr. Brinzo from being deemed independent nor constitute a material relationship with the Company under the rules of the New York Stock Exchange.

Related Person Transaction Policy

All related person transactions, as such transactions are defined by Item 404(a) of Regulation S-K, must be reviewed and approved or ratified by the Board (or a committee of the Board to whom such responsibility is delegated by the Board) for the purpose of determining whether such transactions are in, or not inconsistent with, the best interests of the Company and its shareholders.

Based on information submitted to the Company by directors and executive officers (on an annual basis) and nominees (prior to their election or appointment to the extent practicable), the Company develops a list of related persons, which it distributes to individuals in the Company who might reasonably be expected to have responsibility for a transaction or proposed transaction between the Company and a related person. Directors and executive officers are expected to timely update the information they submit to the Company in the event of relevant changes or developments.

The recipients of the list must provide prior notice to the Company’s general counsel of any plans or intentions for anyone within their respective business units, departments or areas of responsibility to enter into any agreement by or on behalf of the Company with a related person. If the general counsel determines that the proposed transaction is a related person transaction, the transaction will be submitted to the Nominating and Governance Committee for its consideration and approval at its next meeting.

The Nominating and Governance Committee considers all available and relevant facts and circumstances in determining whether to approve a transaction submitted for its review, including if applicable:

•	the benefits of the transaction to the Company;

•

the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally with respect to a comparable transaction.

The Nominating and Governance Committee approves only those related person transactions that it determines are in, or are not inconsistent with, the best interests of the Company and its shareholders.

In the event that the Company enters into a legally binding related person transaction before approval by the Nominating and Governance Committee, then the Nominating and Governance Committee will review the transaction at its next meeting unless it is subject to an exemption. The Nominating and Governance Committee will determine whether to ratify a related person transaction by applying the same procedures and standards that it would have used to determine whether to approve a related party transaction. In the event that the Nominating and Governance Committee determines that it would not be appropriate to ratify the transaction, the Nominating and Governance Committee will identify the options available to the Company, including but not limited to rescission, amendment or termination of the related person transaction.

Documents Available on the Company’s Website

The charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for AK Steel Directors, Officers and Employees and Code of Ethics for Principal Officers of AK Steel, are posted on the Company’s website at www.aksteel.com. These documents also are available in print by mailing a request to: Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043. The charters for the Audit Committee, Compensation Committee and the Nominating and Governance Committee are attached to this Proxy Statement as Exhibits A, B and C, respectively.

DIRECTOR COMPENSATION

During 2006, each director who was not an employee of the Company received an annual retainer for service on the Board of Directors. In May 2006, the Nominating and Governance Committee recommended, and the Board of Directors approved, an increase in the annual retainer for the Board of Directors effective July 1, 2006. At that time, the annual retainer for service on the Board of Directors increased from $80,000 to $90,000.

Each non-employee director who chairs a committee of the Board of Directors receives an additional annual retainer. In May 2006, the Nominating and Governance Committee recommended, and the Board of Directors approved, an increase in the annual retainer for the chairs of the Audit Committee and the Compensation Committee of the Board of Directors effective July 1, 2006. At that time, the annual retainer for the chair of the Audit Committee increased from $5,000 to $15,000 and the annual retainer for the chair of the Compensation Committee increased from $5,000 to $12,500. The annual retainer for the chairs of the Nominating and Governance Committee and the Public and Environmental Issues Committee did not change and remains $5,000.

In addition, the Company pays non-employee directors $2,000 for each meeting they attend of the Board and a committee of which they are a member. The Company reimburses all directors for the expenses they incur in attending those meetings.

Each non-employee director receives at least one-half of his or her annual retainer for service in the form of restricted shares of common stock of the Company. The balance of his or her annual retainer for service is paid in cash or, at the director’s option, in the form of additional restricted shares of common stock. Director compensation is paid quarterly. The annual retainer portion of a director’s compensation is paid prospectively and the attendance fee portion is paid retrospectively. Restricted shares are issued quarterly at the time the cash compensation is paid and are valued at the fair market price on the date of issuance. The restrictions on the restricted shares of common stock lapse on the date the director retires or otherwise completes his or her tenure on the Board.

In addition to the above-described annual retainer and meeting fees paid to all non-employee directors, Mr. Jenkins was also paid an annual fee for 2006 in the amount of $60,000 for his service as Lead Director of the Board of Directors.

Under the Director Deferred Compensation Plan, each year a director may elect to defer any portion of his or her annual retainer or other director fees which is not paid in the form of restricted stock.

Upon first being elected to the Board, each non-employee director is granted options under the Company’s Stock Incentive Plan to purchase a total of 10,000 shares of the Company’s common stock. The option price for each share is the fair market value of the share as defined in the Company’s Stock Incentive Plan. Under the terms of the Stock Incentive Plan, fair market value is calculated based on the average of the high and low market price for shares of the Company’s common stock traded on the grant date. On December 8, 2006, the Board of Directors approved an amendment to Section 6.1(b) of the Company’s Stock Incentive Plan. Pursuant to this amendment, on the fifth anniversary date of becoming a non-employee director, each director may receive options in an amount similar to the initial 10,000 options granted when he or she was first elected to the Board. Upon adoption of the amendment, the Board then granted each director who had completed more than five years of service on the Board prior to the effective date of the amendment 10,000 options of the Company’s common stock. The option price for each share was the fair market value of the Company’s common stock at December 8, 2006, the grant date, calculated as noted above. Restrictions on the right to exercise the options will lapse on the first anniversary of the date of grant and may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner.

An employee of the Company who serves as a director receives no additional compensation for such service.

DIRECTOR COMPENSATION TABLE

The following table summarizes the total compensation paid to each Director who was a member of the Board during the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Total ($)
Richard A. Abdoo(2)	$70,025	$63,725	$5,381	$139,131
Donald V. Fites(3)	$20,011	$39,989	$0	$60,000
Dr. Bonnie G. Hill	$80,532	$42,468	$5,381	$128,381
Robert H. Jenkins	$147,532	$42,468	$5,381	$195,381
Lawrence A. Leser	$98,532	$42,468	$12,669	$153,669
Daniel J. Meyer	$86,532	$42,468	$5,381	$134,381
Shirley D. Peterson	$84,532	$42,468	$0	$127,000
Dr. James A. Thomson	$91,532	$42,468	$5,381	$139,381

(1)	Mr. James L. Wainscott, the Company’s Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a Director. Mr. Wainscott’s compensation from the Company is reported in the Summary Compensation Table beginning on page 35. Messrs. William K. Gerber and John S. Brinzo are not included in this table because they were not members of the Board of Directors during the fiscal year ended December 31, 2006.

(2)	Each non-employee director receives at least one-half of his or her annual retainer for service in the form of restricted shares of common stock of the Company, with an opportunity to elect to take a greater portion in the form of such stock. Mr. Abdoo elected to take an additional portion of his compensation in the form of restricted stock during 2006.

(3)	Mr. Donald V. Fites retired from the board in May 2006.

(4)	50% of each Director’s annual retainer is automatically paid in the form of quarterly grants of restricted stock of the Company. The average of the high and low selling price of the Company’s common stock on the date the retainer is to be paid is used to calculate the number of shares to be issued. As of December 31, 2006 each Director held the following number of restricted shares: Mr. Abdoo, 35,155; Dr. Hill, 28,976; Mr. Jenkins, 43,202; Mr. Leser, 28,348; Mr. Meyer, 28,608; Mrs. Peterson, 14,633 and Dr. Thomson, 27,746.

(5)	The amounts included in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R, “Share-Based Payment”. All of the option awards upon which these amounts were based were made in December 2006. The fair value for options granted on this date was $87,030 and was applicable to each director who received a stock option grant on the grant date. Restrictions on the right to exercise options granted to the directors lapse one year from grant date, and therefore ordinarily are expensed over a 12-month period following their grant date. Mr. Leser’s grant, however, will be expensed over a six-month period because of his anticipated retirement in May 2007, which explains why the value of Mr. Leser’s options is greater than the value shown for the other directors. Mr. Fites did not receive options in December 2006 because he was no longer a member of the Board at that time. Mrs. Peterson did not receive options in December 2006 because options were only granted at that time to directors who had been on the Board five years or longer and Mrs. Peterson did not meet that criterion. As of December 31, 2006, each director had the following number of options outstanding: Mr. Abdoo, 20,000; Dr. Hill, 10,000; Mr. Jenkins, 10,000; Mr. Leser, 10,000; Mr. Meyer, 20,000; Mrs. Peterson, 10,000 and Dr. Thomson, 10,000. Mr. Fites also held 10,000 options on December 31, 2006.

STOCK OWNERSHIP

Directors and Executive Officers

The table below provides stock ownership information as of March 27, 2007 with respect to the beneficial ownership of the Company’s common stock by: (i) each Named Executive listed in the Summary Compensation Table beginning on page 35, (ii) each current director and each nominee for election as a director, and (iii) all current directors, executive officers and Named Executives of the Company as a group.

Directors and Executive Officers	Shares Owned Beneficially(1)	Percentage of Outstanding Shares(2)
Richard A. Abdoo	46,155	*
John S. Brinzo	536	*
Albert E. Ferrara, Jr.	70,051	*
Douglas W. Gant	99,411	*
William K. Gerber	663	*
Dr. Bonnie G. Hill	30,926	*
David C. Horn	195,607	*
Robert H. Jenkins	46,152	*
John F. Kaloski	116,300	*
Lawrence A. Leser	28,348	*
Daniel J. Meyer	41,608	*
Shirley D. Peterson	24,633	*
Dr. James A. Thomson	27,846	*
James L. Wainscott	882,236	*

All current and nominee directors and executive officers as a group (18 persons)	1,807,484	1.63%

(1)	The amounts in this column include options to purchase shares of AK Steel Holding Corporation common stock exercisable before May 26, 2007 as follows: Messrs. Abdoo and Meyer and Mrs. Peterson, 10,000 shares each; Mr. Wainscott, 503,333 shares; Mr. Ferrara, 11,250 shares; Mr. Horn, 95,000 shares; Mr. Kaloski, 46,666 shares; and Mr. Gant, 46,250 shares.

(2)	An asterisk indicates ownership of less than 1%.

Other Beneficial Owners

The table below provides information with respect to each person known by the Company to own beneficially more than 5% of the outstanding common stock of the Company as of March 27, 2007:

Name and Address of Beneficial Owner	Shares Owned Beneficially	Percentage of Outstanding Shares
JGD Management Corp.(1) c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153	11,239,900	10.12%

The Tontine Group(2) 55 Railroad Avenue Greenwich, CT 06830	10,956,100	9.87%

Donald Smith & Co., Inc.(3) East 80 Route 4 Paramus, NJ 07652	10,919,600	9.93%

Name and Address of Beneficial Owner	Shares Owned Beneficially	Percentage of Outstanding Shares
LMM LLC(4) 100 Light Street Baltimore, MD 21202	8,500,000	7.65%

The Goldman Sachs Group, Inc.(5) Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	5,804,855	5.23%

(1)	Based on information contained in a statement on Schedule 13G/A, dated February 28, 2007 and filed March 16, 2007, a group consisting of York Capital Management, L.P., York Investment Limited, York Select, L.P., York Select Unit Trust, York Global Value Partners, L.P., York European Opportunities Master Fund, L. P., York Enhanced Strategies Fund, LLC and other certain accounts management by JGD Management Corp. collectively owned beneficially with shared voting and dispositive power an aggregate of 11,239,900 shares as of the date of that statement.

(2)	Based on information contained in a statement on Amendment No. 3 to Schedule 13G/A, dated December 31, 2006, and filed February 9, 2007, a group consisting of Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Overseas Associates, L.L.C., Tontine Overseas Fund, Ltd. and Jeffrey L. Gendell (individually and as a managing member of Tontine Management, L.L.C., general manager of Tontine Partners, L.P., and as managing member of Tontine Capital Management, L.L.C., general partner of Tontine Capital Partners, L.P., and as managing member of Tontine Associates, L.L.C.) collectively owned beneficially with shared voting and dispositive power an aggregate of 10,956,100 shares as of the date of that statement

(3)	Based on information contained in a statement on Form 13F dated February 14, 2006. Donald Smith & Co., Inc. has sole investment power over 10,919,600 shares of the outstanding common stock of the Company and sole voting power over 9,231,900 shares of the outstanding common stock of the Company.

(4)	Based on information contained in Amendment No. 2 to a statement on Schedule 13G/A, dated December 31, 2006, and filed February 15, 2007, LMM LLC, on behalf of one account, Legg Mason Opportunity Trust, a portfolio of Legg Mason Investment Trust, Inc. an investment company registered under the Investment Company Act of 1940 and managed by LMM LLC, collectively owned beneficially with shared voting and dispositive power an aggregate of 8,500,000 shares as of the date of that statement.

(5)	Based on information contained in a statement on Schedule 13G, Amendment No. 1, dated December 31, 2006 and filed January 31, 2007, a group consisting of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. collectively owned beneficially with shared voting and dispositive power an aggregate of 5,804,855 shares as of the date of that statement.

Equity Compensation Plan Information

The table below provides information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	1,894,806	$8.454	5,610,012
Equity compensation plans not approved by security holders(1)	4,484	$10.690	0

Total	1,899,290	$8.459	5,610,012

(1)	In February of 1996, Armco Inc. (which merged with and into the Company on September 30, 1999) established the 1996 Incentive Plan of Armco Inc. and Affiliates, under which 2,000,000 shares of Armco Inc. were made available for award to any qualified hourly or salaried employee except employees subject to Section 16 of the Securities Exchange Act of 1934, as amended. The exercise prices for stock options granted under the 1996 incentive plan were the fair market value of shares on the date of grant and options were not exercisable until two years from the date of grant. The number in the above table reflects the number of shares of the Company’s common stock into which the remaining Armco Inc. options are now exercisable. Of the options not yet exercised, 4,484 expire on July 15, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee (the “Committee”) of the Board of Directors is responsible for determining the compensation of the Company’s Executive Officers. When the Committee deems it appropriate, it may, at its discretion, seek ratification of its determinations by the Board. For purposes of this discussion, the term “Executive Officers,” when capitalized, includes the following:

James L. Wainscott—Chairman of the Board, President and Chief Executive Officer

David C. Horn—Sr. Vice President, General Counsel and Secretary

John F. Kaloski—Sr. Vice President, Operations

Albert E. Ferrara, Jr.—Vice President, Finance and Chief Financial Officer

Douglas W. Gant—Vice President, Sales and Customer Service

Alan H. McCoy—Vice President, Government and Public Relations

Thomas F. McKenna—Vice President, Labor Relations

Lawrence F. Zizzo—Vice President, Human Resources

Committee Membership and Meetings

The Committee is comprised entirely of Directors who are not current or former employees or officers of the Company and who have been determined by the Board of Directors to meet the independence standards of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Each member of the Committee is also an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). There currently are four members of the Committee. They are Richard A. Abdoo, Robert H. Jenkins, Dr. Bonnie G. Hill and Lawrence A. Leser. Mr. Abdoo is the Chair of the Committee. The Committee has five regularly scheduled meetings each year and holds other meetings as necessary. Agendas for the meetings generally are developed based upon the Committee’s responsibilities under its Charter and collectively are intended to ensure that the Committee satisfies all of those responsibilities, with such additions to the agendas as Mr. Abdoo determines are appropriate in consultation with other members of the Committee and with Mr. Wainscott, Mr. Zizzo and/or Mr. Horn. Members of management, typically including Messrs. Wainscott, Horn and Zizzo, ordinarily are present at the start of each meeting, but the Committee typically also meets in Executive Session without any members of management present prior to the conclusion of each meeting. Mr. Claude E. Johnston of Frederic W. Cook & Co., Inc., the Committee’s consultant for executive compensation matters, also typically attends each meeting, including as appropriate, a portion of the Executive Sessions.

Committee Charter and Responsibilities

The Committee operates under a written Charter reviewed and approved by the full Board of Directors of the Company. The Committee’s Charter is available at www.aksteel.com. The general function of the Committee is to oversee the Company’s management compensation policies and practices. Pursuant to its Charter, the Committee’s specific responsibilities include:

•	establishing and reviewing the Company’s overall management compensation philosophy and policies;

•	reviewing and approving corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, including annual performance objectives for the CEO;

•

evaluating at least annually the performance of the CEO against corporate goals and objectives, including the annual performance objectives for the CEO, and, based on this evaluation, determining and approving the compensation of the CEO;

•	reviewing and determining the compensation of such other Executive Officers or other members of management as the Board and the Committee determine is appropriate;

•

reviewing on a periodic basis the Company’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose, and recommending to the Board any new or appropriate modifications to such plans or programs;

•

reviewing and recommending to the Board the Company’s incentive and equity-based compensation plans and any appropriate modifications to such plans, and reviewing all grants of awards under such plans;

•	administering and monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;

•	reviewing and recommending to the Board any changes in employee retirement plans or programs and other employee benefit plans and programs;

•

reviewing and approving the Compensation Discussion & Analysis (“CD&A”) each year and, upon approval, preparing a report to be included in the Company’s annual proxy statement recommending the inclusion of the CD&A in the Company’s Form 10-K and in the proxy statement;

•	preparing annually the Committee’s report to be included in the Company’s proxy statement;

•	conducting an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its Charter;

•	reviewing and reassessing the adequacy of its Charter annually, and recommending appropriate amendments to the Board; and

•

reporting regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintaining minutes or other records of Committee meetings and activities.

Committee Support and Discharge of its Responsibilities

In discharging its responsibilities, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel and compensation consultants or other advisors to assist it in carrying out its responsibilities. The Company is required to, and does, provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee has the sole authority to retain, compensate, direct, oversee and terminate such counsel, compensation consultants, and other advisors hired to assist the Committee and all such advisors are ultimately accountable to the Committee. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as the subcommittee is solely comprised of one or more members of the Committee.

Use of Executive Compensation Consultant

In connection with the determination of the compensation packages for 2006 of the Company’s Named Executive Officers—i.e. Messrs. Wainscott, Ferrara, Gant, Horn and Kaloski (the “NEOs”)—identified in the Summary Compensation Table beginning on page 35 of this Proxy Statement, the Committee retained Mr. Johnston, through his employer Frederic W. Cook & Co., as its consultant for executive compensation matters. Mr. Johnston has provided executive compensation consulting services to the Committee since 2003. Mr. Johnston reports directly to the Committee, but works with management on behalf of the Committee, in particular the Company’s Vice President, Human Resources and its Secretary, to develop internal compensation data and to implement compensation policies, plans and programs. Mr. Johnston provides analytical assistance and data to the Committee with respect to the design, implementation and evaluation of the Company’s compensation program for Executive Officers. This includes providing assistance to the Committee in identifying similarly-situated companies to be included in a peer group used to develop competitive data to use in the determination annually of base salary, annual and long-term incentives, and equity grants, as well as periodically compiling survey data from that peer group and, if appropriate, other companies. Mr. Johnston also assists the Committee in developing, evaluating and administering incentive plans, agreements addressing post-termination benefits, and other ongoing compensation-related arrangements or benefits. On request, Mr. Johnston also provides consulting services to the Board with respect to Director compensation matters. Neither Mr. Johnston nor his employer, Frederic W. Cook & Co., Inc., provides any other services to the Company.

Company Compensation Philosophy

The Company’s compensation philosophy, as determined by the Committee and approved by the Board, is that a compensation program should strengthen the commonality of interests between management and the Company’s stockholders, while at the same time enabling the Company to attract, motivate and retain executives of high caliber and ability who will drive the Company’s success. Consistent with the objective of strengthening the commonality of interests between management and the Company’s stockholders, the Committee believes that a significant portion of the overall compensation package for each of the Company’s Executive Officers should include components that link the executive’s compensation to the Company’s performance, including performance-based vesting provisions for a portion of the equity incentives awarded to each Executive Officer. The Committee further believes that the Company’s compensation program should be designed to reward superior performance and to provide financial consequences for below-market performance. Consistent with that design objective, and the goal of attracting, motivating and retaining executives of high caliber and ability who will drive the Company’s success, the Committee attempts to establish a fair and reasonable compensation package for each Executive Officer that reflects not only the relative performance of the Company against its peers, but also is competitive relative to the Executive Officer’s peers, both inside and outside the Company. The percentage of total compensation that is performance-based is proportional to the level of the executive. There is no set formula or policy with respect to the allocation between performance-based and non-performance based compensation, nor is there any set formula or policy with respect to the allocation between cash and non-cash compensation.

The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation philosophy and program with the assistance of an independent consultant. Since 2003, the independent consultant has been Mr. Johnston. Typically that review occurs during the Committee’s October meeting, in anticipation of and preparation for the determination of executive compensation packages at its following January meeting. If the Committee decides that changes to the compensation philosophy and program are appropriate, they are recommended to the full Board for approval. If approved, the changes are applied prospectively.

Specific Compensation Policies

Shareholder Approval of Severance Agreements with Senior Executives

In 2003, the Committee recommended, and the Board adopted, a policy concerning shareholder approval of certain severance agreements with the Company’s senior executives. The Board amended and clarified the policy in 2004. The policy, as amended, provides that the Board should seek shareholder approval or ratification of severance agreements with its senior executives entered into on or after May 13, 2003 if such agreements require payment of benefits attributable to severance in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary plus annual and long term incentive bonuses payable for the then-current calendar year. For purposes of this policy, the term “severance agreement” means an employment agreement, retirement agreement or change-in-control agreement which contains a provision for payment of benefits upon severance of employment with the Company, as well as renewals, modifications or extensions of such agreements. The term

“senior executive” means the Chief Executive Officer, President, principal financial officer, principal accounting officer and any elected Vice President of the Company. The term “benefits” means lump-sum cash payments (including cash payments in lieu of medical benefits and excluding gross up payments to cover excise taxes) and the estimated present value of future periodic cash payments to be paid to a senior executive in excess of what he or she otherwise would be entitled to receive under the terms of any qualified or non-qualified company pension or employee benefit plan.

Stock Ownership Guidelines for Executive Officers

In 2005, the Committee recommended, and the Board adopted, a policy concerning stock ownership guidelines for Executive Officers. The policy went into effect July 21, 2005. The principal objective of the policy is to enhance the linkage between the interests of shareholders and executive management through a minimum level of stock ownership. In addition, the policy’s guidelines are intended to provide Executive Officers with direction as to when they may sell shares. The policy establishes a “target ownership” guideline for the Company’s common stock for each Executive Officer. The guideline typically is expressed as a number of shares equal in market value to a multiple of the Executive Officer’s annual base salary. The policy set the target ownership guideline for the Company’s President and Chief Executive Officer at a number of shares equal in market value to three times then-annual base salary. The target ownership guideline set for other Executive Officers varies in amounts up to one-and-one-half times the officer’s then-annual base salary. Once established, an Executive Officer’s target ownership guideline does not re-adjust automatically as a result of changes in his or her base salary or changes in the price of the Company’s stock. However, the Committee may, from time to time, reevaluate and revise a particular Executive Officer’s target ownership guideline in light of such changes. For purposes of the policy, “ownership” includes (1) shares of Company stock held directly by an Executive Officer, (2) shares of Company stock held by an Executive Officer’s family member living in the same household, and (3) shares of Company restricted stock held directly by an Executive Officer, whether or not yet vested. “Ownership” does not include options, whether vested or unvested, to purchase stock. Executive Officers are expected to attain the minimum level of target ownership within a period of three years from the effective date of the policy or from the date he or she is first elected as an Executive Officer, whichever is later. Currently, each of the Executive Officers either is in compliance with the stock ownership guidelines or has a plan to reach the applicable target ownership level within the permissible compliance timeframe.

2006 Compensation Process and Program Overview

Compensation Determination Timing

Although the Committee receives and considers data, reports, and other information throughout the year in the course of performing its responsibility to oversee the Company’s management compensation policies and practices, the Committee typically determines the annual compensation package for each of the Executive Officers, including equity grants and participation in any annual or long-term incentive programs, at its January meeting each year. The 2006 compensation determinations for each of the Company’s Executive Officers were made at the Committee’s January 2006 meeting.

Use of Competitive Data in the Compensation Determination Process

The Committee engaged Mr. Johnston, through his employer Frederic W. Cook & Co., Inc., as its executive compensation consultant to provide assistance to the Committee in determining appropriate annual compensation packages for 2006. The Committee directed Mr. Johnston to develop competitive compensation data that would reflect current conditions at the Company and in the industry, and conform to the Committee’s stated philosophy and policies with respect to executive compensation. In making its compensation determinations for 2006, the Committee relied upon and considered this survey data as a factor in its determination, but it does not have a policy or practice of utilizing a particular compensation percentile as a benchmark for purposes of determining initial or subsequent salary levels. Rather it uses this competitive data principally in two respects. First, it provides one measure for assessing the reasonableness of any compensation package the Committee is considering for a Company NEO. Second, it assists the Committee in implementing its goal of retaining executives of high caliber by enabling the Committee to better understand what competitors may pay to attract away an existing Executive Officer and what the Company must pay to attract to the Company a candidate for an executive officer position.

Peer Companies

The competitive surveys include compensation data from various industrial companies with sales, size and scope reasonably comparable to those of the Company, as well as other large publicly-owned, United States-based companies in the steel industry. The Committee periodically reviews this peer group to evaluate whether it remains reasonable and appropriate. The Committee last reviewed the peer group in October of 2005. At that time, the Committee concluded that modifications to the peer group were appropriate and removed three companies from the original group of eighteen because they were no longer comparable to the Company in either size or the nature of their business and added two new companies that were deemed to be comparable, resulting in a new peer group consisting of 17 companies for 2006. The peer group consisted of the following companies:

• Allegheny Technologies, Inc.	• Commercial Metals Company	• Nucor Corporation
• Precision Castparts Corp.	• The Timken Company	• Dana Corporation
• Worthington Industries, Inc.	• Tenneco Automotive Inc.	• ArvinMeritor, Inc.
• MeadWestvaco Corporation	• Rohm and Hass Company	• Engelhard Corporation
• Lafarge North America Inc.	• United States Steel Corporation	• Eaton Corporation
• Smurfit-Stone Container Corporation	• American Axle & Manufacturing Holdings

For 2007 compensation determinations, three of these Companies were not used because they either had filed a bankruptcy proceeding (Dana Corporation) or were acquired by another company (Engelhard Corporation and Lafarge North America Inc.).

Use of Tally Sheets

The Committee utilizes tally sheets to review the amounts payable under each element of an NEO’s compensation, as well as the aggregate value, in the event of a circumstance which would trigger payment of post-termination compensation. Those tally sheets are prepared by Mr. Johnston, with the assistance of the Company’s independent outside actuary, and are reviewed by him and the Committee.

2006 Compensation Process

With respect to all of the Company’s Executive officers, including its NEOs, the Committee followed its stated process for determining 2006 compensation packages. In accordance with that process, the Committee considered the following factors in establishing base salaries and target performance award opportunities of, and determining awards of restricted stock, performance shares and stock options to, individual Executive Officers, including the NEOs:

•	Frederic W. Cook & Co., Inc.’s competitive data report;

•	the Company’s safety, quality and financial performance in 2005 and the trends associated with these performance metrics over the last few years;

•	the Board’s evaluation of each Executive Officer’s individual contribution to the Company’s performance during those periods;

•	the performance of the Company’s publicly traded securities during those periods;

•	the highly competitive nature of the steel industry;

•	the disadvantages the Company has in competing against steel companies which either have shed or never had significant retiree pension and healthcare obligations; and

•	the need to retain and motivate the management team to continue the Company’s financial turnaround and compete effectively in the highly competitive steel industry.

The Committee also met with Mr. Wainscott as CEO and President of the Company with respect to each of the other Executive Officers, including the other NEOs. Mr. Wainscott provided his evaluation of the NEOs’ performance for the Committee’s consideration in its determination of their respective compensation packages, including their performance against specific annual goals and objectives. Mr. Wainscott also made a recommendation to the Committee for its consideration with respect to what he believed would be an appropriate compensation package for each Executive Officer (other than himself), including each of the other NEOs.

The Committee generally follows the same compensation process described above with respect to Mr. Wainscott (except that he does not make any recommendations with respect to his own compensation.) However, the Committee also employs additional procedures in connection with its determination of Mr. Wainscott’s compensation. These additional procedures, which were part of the process used to determine his 2006 compensation, include conducting and considering an annual performance evaluation of Mr. Wainscott as the CEO and President of the Company. More specifically, in connection with the determination of Mr. Wainscott’s 2006 compensation, the Committee evaluated his 2005 performance as CEO and President of the Company. For that purpose, the Committee approved prior to its January 2006 meeting a written performance evaluation form to be completed by all members of the Board. Mr. Wainscott completed a self-evaluation using the same evaluation form. All of these completed forms were returned to the Chairman of the Committee and were then summarized and presented by the Chairman to the full Board. In addition, each year Mr. Wainscott prepares a list of proposed annual goals and objectives for himself and the Company and provides that list to the Committee. Mr. Wainscott prepared such a list for 2005 and the Committee approved his proposed 2005 goals and objectives at its January 2005 meeting. The Board considered that approved list of 2005 goals and objectives in connection with its January 2006 evaluation of Mr. Wainscott’s 2005 performance.

Management Role in the Compensation Process

Other than Mr. Wainscott, the only member of management who provides a recommendation to the Committee with respect to the annual executive compensation program is Mr. Zizzo in his capacity as Vice President, Human Resources. Mr. Zizzo makes a recommendation to the Committee each year with respect to the goals used for purposes of determining performance awards in the next performance cycle under the Company’s Management Incentive Plan (the “Annual Incentive Plan”) and Long Term Performance Plan (the “Long Term Plan”). This includes goals for safety, quality and net income performance under the Annual Incentive Plan and cumulative earnings-before-interest-taxes-depreciation-and-amortization, or “EBITDA,” for performance under the Long Term Plan. Mr. Zizzo’s recommendation with respect to such goals takes into consideration the Company’s performance against the goals of the prior performance cycle, consultation with Mr. Wainscott and other management personnel concerning the anticipated performance of the Company in the next performance cycle with respect to those goals, and an evaluation of what would be a realistic, but appropriately demanding, performance level for each specific goal. Mr. Zizzo also evaluates and recommends to the Committee on an annual basis, after consulting with Mr. Wainscott and other management personnel, an appropriate metric for measuring the safety and quality performance factors under the Annual Incentive Plan, as well as an appropriate weighting of those factors and the net income factor for purposes of determining a performance award up to the target level under the Annual Incentive Plan. (See discussion below for more information with regard to the structure and operation of the Annual Incentive Plan). Mr. Zizzo further evaluates and makes recommendations to the Committee with respect to the design and implementation of the various incentive plans, retirement plans, and other ongoing compensation-related arrangements and benefits for the Executive Officers.

Committee Conclusion and Action with respect to 2006 Compensation Packages

After following its stated compensation process, and discussing the factors set forth above, the Committee concluded at its January 2006 meeting that the 2006 compensation packages under consideration for each of the Company’s NEOs were consistent with the Company’s compensation philosophy and were reasonable, competitive and appropriate, both individually and taken as a whole. The Committee therefore approved those compensation packages for 2006 and each such package approved by the Committee is reflected in the Summary Compensation Table beginning on page 35 of this Proxy Statement. The Committee then reported its action to the Board and recommended that the Board ratify the compensation packages approved by the Committee. After consideration and discussion by the Board as a whole, the Board ratified those packages at its January 2006 meeting.

Executive Compensation Program Elements

The key elements of the Company’s executive compensation program for its NEOs are:

•	base salary;

•	annual performance awards under the Company’s Annual Incentive Plan;

•	long-term performance awards under the Company’s Long Term Plan;

•	awards of stock options, restricted stock and performance-based equities under the Company’s Stock Incentive Plan (the “Stock Plan”); and

•	certain employee benefits, perquisites and post-employment benefits.

Each of these elements is addressed separately below.

Base Salary

The salary level for an NEO is assigned initially based upon experience, expertise, job responsibilities and competitive data, including a review of the salary levels for comparable positions at other similarly-situated major corporations as disclosed in survey data presented by Mr. Johnston. The Committee also reviews the base salary levels of the NEOs for internal consistency relative to each other. The principal factors in determining whether to increase, maintain or decrease an annual base salary for an NEO are individual performance, Company performance, changes in job responsibility, and competitive market compensation data and trends. The Committee does not rely on any specific formula, nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-market increases. Below-market increases, no increases or, potentially, decreases would generally occur in years when both individual performance and Company performance are below expectations.

Annual Incentive Awards

The Company provides annual cash performance awards to its employees, including its NEOs, pursuant to its Annual Incentive Plan. This component of an NEO’s compensation is intended to motivate the NEO to focus on both financial and non-financial annual performance-based goals that directly impact shareholders. Under the terms of the Annual Incentive Plan, a participant can earn a performance award based upon the annual performance of the Company against goals established for three different performance factors: safety, quality and net income. The Committee assigns an annual threshold goal and target goal for each of these performance factors at the start of the year. The Committee also assigns an annual goal for the net income factor which, if achieved, would result in payment of the maximum performance award under the Annual Incentive Plan. No performance awards are paid under the Annual Incentive Plan for performance below the threshold goal absent exceptional circumstances and action by the Committee. For the CEO, a performance award at the target level would be paid in an amount equal to base salary and a performance award at the maximum level would be paid in an amount equal to two times base salary. For the other NEOs, a performance award at the target level would be paid in an amount equal to one-half of base salary and a performance award at the maximum level would be paid in an amount equal to base salary. Performance awards between the threshold and the target level are determined by a straight-line interpolation between those two levels, starting from a base of zero at the threshold level. By way of example, assuming that a potential award at the target level for a particular performance factor was $10,000, then annual performance by the Company at halfway between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $5,000. Similarly, performance at three quarters of the way between the threshold and target goals would result in payment of a performance award with respect to that particular factor in the amount of $7,500.

Under the terms of the Annual Incentive Plan, the Committee weights each performance factor as a percentage of the whole. For 2006, the Committee approved the weighting of the three performance factors at 20% for safety, 20% for quality and 60% for financial performance for purposes of determining the portion of a performance award paid up to the target level. Payment of a performance award, if any, beyond the target level is based solely upon financial performance. Since payment beyond the target level is predicated solely on financial performance, this has the effect of reducing the percentage of the whole award attributable to safety and quality. For example, if a performance award is earned at the maximum level, the relative weightings would be 10% for safety, 10% for quality and 80% for financial performance. With respect to the safety performance factor, the metric selected by the Committee to measure performance was the number of OSHA recordable cases. That metric was selected because it is a standard metric reported to a federal government agency and is commonly used in the industry as a measure of safety performance. In addition, there is no higher priority at the Company than the safety of its employees. With respect to the quality performance factor, the Committee selected three metrics: internal rejections, internal retreats and external customer claims. Those metrics were selected because they also are commonly used in the industry to measure quality performance. In addition, there is a direct relationship between the Company’s performance with respect to each of those metrics and the Company’s costs attributable to quality. As explained more fully below, the Committee subsequently decided to utilize only the external customer claims metric to determine the quality portion of the 2006 Annual Incentive Plan performance awards. The 2006 target goals established by the Committee for safety and quality were intended and expected to reflect industry-leading performance. The threshold goals were set at 125% of the target goal (in these instances, due to the nature of the metrics, a higher number reflects less successful performance). With respect to the financial performance factor, the Annual Incentive Plan establishes net income (excluding special, unusual and extraordinary items) as the performance metric and that was the performance metric used for 2006. The net income threshold goal typically is set at a level which would represent a minimum acceptable performance by the Company. The target goal typically is set at a level which would represent performance which is more demanding, but still reasonably attainable. The maximum goal is set at a level which would represent extraordinary performance.

On January 18, 2007, the Company’s Board of Directors, upon the recommendation of the Committee, approved the payment of performance awards for the 2006 performance period under the Annual Incentive Plan, including performance awards to the Company’s NEOs. With respect to the safety and financial performance factors, the payments approved by the Board were in accordance with the original goals established by the Committee for the 2006 performance period. With respect to the quality performance factor, however, the Committee exercised the discretion provided to it under the terms of the Annual Incentive Plan to establish a new metric to reflect extraordinary circumstances experienced by the Company during 2006. More specifically, the Board approved, upon the recommendation of the Committee, the payment of performance awards at the target level for the quality component of the Annual Incentive Plan based exclusively upon the Company’s outstanding performance with respect to customer claims.

In making the decision to establish a new metric for the quality performance factor of the Annual Incentive Plan, the Board recognized that in 2006 the Company had its best ever performance with respect to customer claims and achieved its target goal for customer claims at all of its plants despite the fact that the Company operated its largest plant at Middletown, Ohio with temporary replacement workers and salaried employees for the last ten months of 2006 due to an ongoing labor dispute. The Board noted that, ultimately, the most critical component of the Company’s quality performance is the extent to which it delivers high quality, defect-free steel to its customers and that the Company’s quality performance in that regard in 2006 is best reflected by its record-low incidence of customer claims. As noted above, the other components of the quality performance factor as to which the Board originally had established goals were internal quality factors referred to as rejections and retreats. The Company’s performance with respect to those internal factors was directly impacted at three of its plants by the labor dispute at Middletown Works and the need to train the temporary replacement workers at the Middletown Works, particularly in the early portion of the labor dispute before the replacement workers gained experience. In deciding to focus solely on the external quality factor of customer claims for the quality performance factor of the 2006 performance awards, the Committee noted that it wanted to reward the Company’s employees who participate in the Annual Incentive Plan for their extraordinary and successful efforts to ensure that the quality of the steel delivered to the Company’s customers in 2006 was not negatively impacted by the labor dispute at the Middletown Works.

The amounts of the Annual Incentive Plan performance awards to the NEOs for 2006 are included in the Summary Compensation Table beginning on page 35 of this Proxy Statement.

Long Term Incentive Awards

The Company also provides cash performance awards to its employees, including its NEOs, pursuant to its Long Term Plan. The fundamental purposes of the Company’s Long Term Plan are to:

•	align the interests of management more closely with the interests of the shareholders;

•	assist the Company in recruiting, retaining and motivating a highly talented group of managers who will successfully manage the Company in a way which benefits all of its stakeholders;

•	link a portion of management’s compensation to the performance of the Company; and

•	increase the focus of management on the Company’s long-term performance by establishing performance goals that support long-term strategies.

The Board, through the Committee, periodically reviews the structure of the Long Term Plan to determine whether it is promoting and achieving those purposes. The Committee, with the assistance of its independent executive compensation consultant, Mr. Johnston, most recently reviewed the Long Term Plan in 2005. At that time, the metric used to establish goals for the Long Term Plan was relative EBITDA-per-ton performance—i.e. a comparison of the Company’s EBITDA-per-ton performance to the EBITDA-per-ton performance of a peer group of companies. Following discussions with Mr. Johnston, the Committee concluded that using a relative EBITDA-per-ton performance metric for the Long Term Plan was no longer appropriate for the following principal reasons:

•	Most of the integrated steel companies that the Company previously used as peers no longer existed due to bankruptcies and the consolidation in the steel industry;

•

The integrated steel companies in the peer group that remained are no longer sufficiently comparable to the Company to use as a peer group for Long Term Plan purposes. (e.g., U.S. Steel has a significant part of its business in Eastern Europe now, the former Ispat Inland and ISG are now a part of Mittal Steel, their respective EBITDA numbers are not released separately, all are much larger than the Company, and none of them produce carbon, stainless and electrical steels); and

•

The Company remained at a competitive disadvantage in calculating EBITDA–per-ton due to the fact that, unlike its competitors, the Company continues to provide significant post-retirement pension and health care benefits to all of its retirees.

For those reasons, the Committee concluded that it would enhance the probability of achieving the purposes underlying the Long Term Plan if the Long Term Plan were modified to change the relative EBITDA-per-ton performance metric. Accordingly, in 2005 the Committee recommended to the Board, and the Board approved subject to approval by the Company’s shareholders, a change to the Company’s Long Term Plan which replaced the relative EBITDA-per-ton performance metric with an absolute cumulative EBITDA performance metric. More specifically, the Committee modified the Long Term Plan to (1) change the basic metric from EBITDA-per-ton to cumulative EBITDA, (2) eliminate the relative nature of the metric (i.e. the comparison to a peer group) and base it instead solely on the performance of the Company, and (3) only make single awards for a three-year performance period rather than divide awards between a one-year and a three-year performance period. The Committee believed that changing to cumulative EBITDA as the performance metric for the Long Term Plan would establish an additional and strong incentive for management to achieve the Company’s objective of sustainable profitability. Such an incentive would more closely align the interests of management with the interests of the Company’s shareholders. This proposed modification to the Long Term Plan was submitted to and approved by the Company’s shareholders at the Company’s annual meeting held on May 17, 2005.

Pursuant to the terms of the Long Term Plan, the Committee establishes cumulative-EBITDA threshold, target and maximum payout goals at the start of each three-year performance period. In determining the Long Term Plan goals, the Committee attempts to establish a target goal which will be challenging to achieve and that is not likely to be satisfied every year. As with respect to the Annual Incentive Plan goals, the threshold goal would be set at a level which would represent a minimum acceptable performance by the Company and the maximum goal would be set at a level which represents extraordinary performance. The threshold must be met before any payout is made. There is a linear progression of the payout for achievement of a cumulative EBITDA between the threshold, target and maximum payout goals. All payouts, if any are earned, are paid in cash. The Committee also established transitional one- and two-year goals to be used in 2005 and 2006, the first and second year of the modified Long Term Plan using cumulative EBITDA. The transitional goal was not met for 2005 and no payout under the Long Term Plan was made for that transitional one-year performance period. The transitional goal was met for 2006 and a performance award was paid for the 2005-2006 performance period. The amounts of such performance awards to the NEOs are included in the Summary Compensation Table beginning on page 35 of this Proxy Statement.

Equity Awards

Another key component of an NEO’s annual compensation package is the grant of equity awards under the Company’s Stock Plan. Until 2005, all such grants were in the form of stock options and/or restricted stock awards. In January 2005 the Board approved, upon the recommendation of the Committee and subject to the approval of the Company’s shareholders, a proposal to modify the Company’s Stock Plan to authorize the grant of performance-based equity awards in the form of performance shares. This proposed modification to the Stock Plan was submitted to and approved by the Company’s shareholders at the Company’s annual meeting held on May 17, 2005.

A principal purpose of equity grants under the Company’s Stock Plan is to enhance the commonality of interests between management and the Company’s stockholders by linking executive compensation to the Company’s performance and to appreciation in the market price of the Company’s common stock. Equity grants also are intended to encourage executives to remain in the employ of the Company, as discussed below.

Stock option awards

Stock options serve the purposes of the Stock Plan because they generally have a value for an Executive Officer only if the officer remains in the Company’s employment for the period required for the option to become exercisable, and then only if the market price of the Company’s stock increases above its price on the date the option was granted. This provides an incentive for the officer to remain employed by the Company and to take actions which, over time, are intended to enhance the value of the Company’s stock. The Company grants options only to key management employees, including the NEOs. The Committee typically determines and approves equity awards, including stock options, each year at its regularly-scheduled January meeting. For each NEO, this is part of the determination of the NEO’s overall compensation package for that year. All options granted to employees under the Stock Plan, including the NEOs, vest in three equal installments on the first, second and third anniversary of the grant date. Each option must be exercised within a ten-year period of its grant date. The Company has not had, and does not have, a policy or a practice of reloading options granted to its NEOs which have expired or been exercised.

Under the terms of the Stock Plan, the exercise price for a share of the Company’s common stock underlying an option may not be less than the fair market value of the Company’s stock on the date on which such option was granted. It has been the uniform practice of the Committee to establish an option exercise price equal to the fair market value of the underlying common stock. Under the terms of the Stock Plan, that fair market value is the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day during which there were sales of such stock). It is both the policy and practice of the Committee to only grant options to its employees, including its NEOs, as of the date of the meeting at which the grants were made. As noted above, this typically occurs at the regularly-scheduled January Board meeting. Generally, the Committee only grants options at a meeting other than the January meeting in a situation in which an employee is being promoted (e.g., to a new or higher key management position) or is first hired. Under those circumstances, the grant may occur at a meeting other than the regularly-scheduled January Board meeting and the grant date for the options still would be the date of the meeting at which the grant was approved. The exercise price for such options also still would be the fair market value of the Company’s common stock determined as described above under the terms of the Stock Plan. The Company has not had, and does not have, a policy or practice of backdating stock options. Neither the selection of Committee meeting dates nor option grant dates is timed in any way to try to maximize gain or manipulate the price of an option. Management does not have a role in determining the timing of option grants.

Restricted stock awards

The Committee typically determines and approves restricted stock grants each year at its regularly-scheduled January meeting. As in the case of options noted above, the exception to this standard award schedule would involve grants of restricted stock to someone promoted or hired during the year. Restricted stock generally has a value for an NEO only if the NEO remains in the Company’s employment for the period required for the stock to vest, thus providing an incentive for the NEO to remain in the Company’s employment.

Stock option and restricted stock award vesting

Historically, the restrictions on grants of common stock to the Company’s employees have lapsed over a five-year period, with 25% lapsing on the second anniversary of the grant date and an additional 25% lapsing on the third, fourth and fifth anniversaries of the grant date. All restricted stock grants to the NEOs in 2006 have such a vesting schedule. In July 2006, however, the Committee requested, as part of a routine review of compensation elements, that Mr. Johnston, the Committee’s executive compensation consultant, evaluate the vesting schedule for both options and restricted stock to determine if they were competitive and appropriate relative to the compensation programs of other similarly-situated companies. Mr. Johnston performed that evaluation and at the Committee’s October 2006 meeting provided comparative data of the vesting periods of other similarly-situated companies, including direct competitors of the Company. Based upon that comparative data, the Committee concluded that the vesting schedule for the Company’s option grants was competitive and appropriate and, therefore, should not be changed. With respect to the vesting schedule for the Company’s restricted stock grants, however, the Committee concluded that it would be more competitive and appropriate to shorten the vesting schedule. The Committee therefore recommended to the Board, and the Board approved at its

October 19, 2006 meeting, that the vesting schedule for the Company’s restricted stock grants be changed starting with grants made in January 2007 to a three-year step period, vesting ratably on the first, second and third anniversaries of the grant. Therefore, pursuant to this action by the Board, the restricted stock grants made to the Company’s employees, including its NEOs, in January 2007 shall lapse with respect to one-third of the shares on the first anniversary of the date of the award, and with respect to an additional one-third of the shares on each of the second and third anniversaries of the date of the award. Absent further action by the Board, this vesting schedule also will be used in future years.

Performance shares awards

Performance share grants also are an important element of an NEO’s annual compensation package because they closely align the interests of the NEOs and the Company’s stockholders by directly linking how many shares, if any, ultimately are earned by an NEO to the performance of the Company. Each grant of performance shares is expressed as a target number of restricted shares of the Company’s common stock. The number of performance shares, if any, actually earned by and issued to the NEO under an award will be based upon the performance of the Company over a three-year performance period (the “Performance Period”). By way of example, the Performance Period applicable to the performance shares granted in January 2005 started on January 1, 2005 and will end on December 31, 2007. Depending upon the Company’s performance with reference to the performance categories described below, an NEO ultimately may earn from 0% to 150% of the target number of shares granted. The performance categories used to determine how many performance shares ultimately will be earned and issued are:

•

the Company’s total shareholder return, defined as price appreciation plus reinvested dividends, if any, during the Performance Period relative to the total shareholder return during that same period of the companies in the Standard & Poor’s 400 Midcap Index, and

•

the compounded annual growth rate (the “Growth Rate”) of the price of the Company’s common stock over the Performance Period, using as the base the average closing price of the Company’s common stock for the last twenty trading days during the month of December.

One half of the total target number of shares awarded may be earned based on the relative total shareholder return performance and the other half may be earned based on the Growth Rate performance. For each performance category, levels have been established to provide threshold, target and maximum payouts as follows:

Payout (stated as a % of category’s target shares)	Total Shareholder Return	Stock Price Growth Rate
Threshold (50%)	25th percentile	5.0%
Target (100%)	Median	7.5%
Maximum (150%)	75th percentile	10.0%

If the threshold performance level is not achieved in a performance category as of the end of the Performance Period, then none of the target shares related to that category will be earned or issued. If at least the threshold is achieved in a performance category, then shares will be earned and issued in an amount equal to the number of the award’s target shares related to that category, multiplied by a percentage determined by a straight-line interpolation between the actual level of the Company’s performance and the above-stated payout percentages.

2006 Equity Grants to NEOs

The specific grants of stock options, restricted stock and performance shares made during 2006 to each of the NEOs are set forth in the Grants of Plan-Based Award Table beginning on page 37 of this Proxy Statement.

Post-termination benefits

Severance and Change-in-Control Agreements

The Company has entered into severance agreements and change-in-control agreements with each of the NEOs that provide post-termination benefits. The current forms of these agreements were recommended by the Committee and approved by the Board in 2004 after the Committee undertook an evaluation of its then-existing Executive Officer severance agreements and concluded, with the assistance of competitive data provided by Mr. Johnston, that (1) the benefits provided under those agreements were in excess of what was then competitive and appropriate, and (2) the form of the agreement should be separated into two different agreements: one to address severance benefits in the event of involuntary termination without cause unrelated to any change-in-control of the Company, and one to address severance benefits in the event of termination after a change-in-control of the Company. The level of benefits provided under each form of agreement was reduced from the corresponding benefit levels provided in the previous severance agreements. In addition, in both forms of the new agreement the definition of “cause” for purposes of termination was revised to make it broader and more clearly consistent with contemporary good governance principles. After consulting with Mr. Johnston, and considering the competitive data he provided, the Committee concluded that these agreements in their revised form provide an appropriate and competitive level of post-termination benefits and promote the interests of the Company, its NEOs, and the Company’s stakeholders.

The severance agreements promote the interests of the Company and its stakeholders by, among other things:

•	securing a release of claims from the terminated NEO and thereby avoiding the risk and financial exposure of employment litigation;

•	ensuring that for one year after termination of employment the NEO will not compete against the Company;

•

ensuring that for one year after termination of employment the NEO will not solicit any employee of the Company for employment by any entity which is engaged in melting, hot rolling, cold rolling or coating of carbon, electrical or stainless steel;

•	ensuring that after termination of employment the NEO will not disparage the Company;

•

ensuring that for one-year after termination of employment the NEO will cooperate with respect to various Company matters in which the NEO was personally involved prior to the NEO’s employment termination; and

•	securing an agreement by the NEO to arbitrate all legally arbitrable claims arising not only from the severance agreement, but also from the NEO’s employment relationship with the Company.

The change-in-control agreements promote the interests of the Company and its stakeholders by, among other things:

•	obtaining the same covenants and commitments as described above with respect to severance agreements; and

•

mitigating an NEO’s concerns about personal job security and financial well-being in the event of a change-in-control, thereby eliminating consequences which might prevent the NEO from providing objective guidance to the Board and shareholders with respect to a proposed change-in-control, and helping to ensure that the management team stays intact before and during a proposed change-in-control transaction.

The Committee annually reviews the form and terms of the Company’s severance and change-in-control agreements to evaluate whether they continue to promote the interests of the Company as noted above and are appropriate and competitive under the then-existing circumstances.

Severance Agreements Terms Overview

Under the terms of the existing form of severance agreement with the Company’s NEOs, an NEO who voluntarily terminates employment or whose employment is terminated involuntarily for cause would not receive any severance benefits associated with such termination. An NEO who is terminated involuntarily without cause would receive at a minimum a lump sum payment equal to the NEO’s base salary for a period of six months. In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO also is entitled to receive:

•	an additional lump sum severance payment (ranging from twelve to eighteen months of base salary);

•

a lump sum payment based upon the NEO’s assigned target amount under the Company’s Annual Incentive Plan (ranging from one and one half to two times the target amount, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to such calendar year); and

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period of time (ranging from eighteen months to two years).

Change-in-Control Agreements Terms Overview

An NEO typically is entitled to severance payments and other benefits under the NEO’s change-in-control agreement if, within twenty four months following a change-in-control of the Company, the NEO’s employment with the Company is involuntarily terminated without cause or the NEO voluntarily terminates employment with the Company for “good reason.” Under one version of the termination section, however, an NEO also would be entitled to benefits if the NEO voluntarily terminates employment with the Company for any reason within six months after a change-in-control.

There also are different versions of the change-in-control agreement with respect to the level of benefit payments made in the event of a change-in-control. Generally, the highest level of benefits is provided for Mr. Wainscott. For each NEO, the base severance benefit is a lump sum payment equal to the NEO’s base salary for a period of six months. In addition, if the NEO executes an agreement releasing the Company from any liability for claims relating to employment with the Company, the NEO would be entitled to receive:

•	an additional lump sum severance payment (ranging between twenty-four and thirty months of base salary);

•

a lump sum payment based upon the NEO’s assigned target amount under the Company’s Annual Incentive Plan (equal to two and a half to three times the greater of (1) the NEO’s assigned Annual Incentive Plan target amount for the calendar year in which the termination occurs, (2) the actual Annual Incentive Plan payout for the calendar year immediately preceding the calendar year in which the termination occurs, or (3) the average of the Annual Incentive Plan payouts for the three calendar years immediately preceding the calendar year of termination, reduced in each instance by any amount otherwise paid or payable under the Annual Incentive Plan with respect to the preceding calendar year, plus a prorated Annual Incentive Plan payout at the maximum level for the portion of the then-current calendar year prior to date of termination);

•	a pro-rated Long Term Plan payment at the target level for all incomplete performance periods as of the date of termination;

•	continuing coverage under the Company’s benefit plans, including life, health and other insurance benefits, for a specified period (ranging from twenty-four to thirty-six months);

•	additional service credits toward retiree medical coverage (ranging from two and one half to three years);

•	the immediate vesting of all restricted stock awards to the NEO under the Company’s Stock Plan and the lapse of all restrictions on such awards;

•	the right, for a period of three years, to exercise all stock options awarded to the NEO under the Stock Plan; and

•

if any portion of the required payments to the NEO becomes subject to the federal excise tax on “parachute payments,” a “gross-up” payment so that the net amount retained by the NEO after deduction of the excise tax and any applicable taxes on the “gross-up” payment is not reduced as a consequence of such excise tax.

Specific Payments and Benefits under Agreements

The specific circumstances that would trigger the payments and other benefits under the severance agreements, the estimated payments and benefits that would be provided in each covered circumstance for each NEO, how the payments and benefits are determined under such circumstances and all material conditions and obligations applicable to the receipt of the payments and benefits are set forth in the Potential Payments Upon Termination or Change-in-Control discussion beginning on page 44 of this Proxy Statement.

Pension and other retirement benefits

Non-Contributory Pension Plan

The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan. Retirement benefits are calculated under the Non-Contributory Pension Plan using one of two formulas: (1) a cash balance formula, or (2) a final average pay formula. Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company. Participants generally are vested under the Non-Contributory Pension Plan after five years of service regardless of which formula is used to calculate benefits. The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code. A description of the terms of the Non-Contributory Pension Plan, including the formulas used to calculate a participant’s retirement benefits, is set forth in this Proxy Statement at pages 41 and 42. The number of years of credited service and the present value of accumulated benefits for each of the NEOs under the Non-Contributory Pension Plan are set forth in the Pension Benefits Table for Fiscal Year 2006 beginning on page 41 of this Proxy Statement.

Executive Minimum and Supplemental Retirement Plan

In addition, the Company’s Officers, including its NEOs, are eligible to participate in a nonqualified deferred compensation plan called the Executive Minimum and Supplemental Retirement Plan, also known as a supplemental executive retirement plan, or “SERP.” Each of the NEOs is a participant in the Company’s SERP. The Company’s SERP provides (1) a “make up” of qualified plan benefits that were denied as a result of limitations imposed by the Internal Revenue Code, and (2) supplemental benefits to vested participants. Vesting occurs when a participant completes a minimum of ten years of creditable service with the Company, including at least five years of service as an officer. Vesting also would occur upon the effective date of a Change of Control (as defined in the SERP). Under the SERP, the basic form of payment of a participant’s benefit is a single life annuity payment in equal monthly installments commencing on the later of the first day of the month following the participant’s 60th birthday or his or her employment termination date. A participant may elect to commence the monthly payments early following his or her 55th birthday, but the payments under those circumstances will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions. However, in the event of a Change of Control, there would be no such actuarial reduction for commencement of a participant’s benefit before age 60 and participants would have the right to elect a lump sum form of payment rather than the annuity form of payment.

Benefits paid under the SERP are subject to an offset for any benefit received under either of the Company’s qualified plans or any qualified plan provided by another employer. A participant’s benefit under the SERP, prior to giving effect to such offset, is equal to the greater of: (1) 50% of his or her average covered compensation (base salary and bonus under the Annual Incentive Plan) during the employee’s highest consecutive three-year period of eligible earnings over the participant’s last ten years of consecutive service, or (2) the participant’s benefit under the applicable qualified plan in which he or she participates without regard to the limitations imposed by the Internal Revenue Code. The present value of accumulated benefits for each of the NEOs under the SERP is set forth in the Pension Benefits Table for Fiscal Year 2006 beginning on page 41 of this Proxy Statement.

Thrift Plan and Supplemental Thrift Plan

The Thrift Plan is a qualified retirement plan under Section 401(k) of the Internal Revenue Code. It provides for Company matching contributions with respect to employee contributions up to 5% or more of base salary (depending on Company net income), subject to the compensation limits imposed by the Code. The Supplemental Thrift Plan is an unfunded nonqualified retirement plan. It provides for Company matching contributions with respect to base salary that may not be taken into account under the Thrift Plan due to limits on earnings imposed by the Code. The Supplemental Thrift Plan thus provides a vehicle to maximize Company matching contributions that otherwise would not be eligible for the Thrift Plan due to the Code’s compensation limits. Any member of management of the Company, including the NEOs, is eligible for participation under the Thrift Plan, but participants in the Supplemental Thrift Plan must be selected by the Committee. For 2006, all of the NEOs were selected to participate in the Supplemental Thrift Plan. The contributions by the NEOs and the Company under these plans for 2006 are set forth in the Nonqualified Deferred Compensation Table for Fiscal Year 2006 on page 43 of this Proxy Statement.

Executive Deferred Compensation Plan

The Company has an Executive Deferred Compensation Plan (the “Deferred Plan”). Any elected officer of the Company, including the NEOs, and any member of management may be elected by the Chairman of the Board and approved by the Compensation Committee of the Board to participate in the Deferred Plan. Although they may do so, none of the NEOs currently have elected to participate in the Deferred Plan. The Deferred Plan is an unfunded deferred compensation arrangement which is intended to provide supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employment Retirement Income Security Act of 1974, as amended. Participants are always fully vested in their accounts under this plan. Participants direct the investment of their accounts among available investment options (generally the same investment options available under the Company’s qualified thrift plan).

Death and disability benefits

NEOs are covered by the normal and customary programs generally available to all employees on the same terms and conditions of other similarly situated employees. No other death and disability benefits are provided to the NEOs.

Perquisites and Other Personal Benefits

Each of the NEOs receives various perquisites and other personal benefits which the Committee believes are customary for executive officers of a company the size and stature of the Company and appropriate to provide a competitive overall compensation package to the Company’s NEOs. These include reimbursement for tax planning services, financial planning services, mandatory annual physical evaluations, and, for certain NEOs, reimbursement for some country club and/or dining club dues not used exclusively for business entertainment purposes. In the case of Mr. Wainscott, this also includes the occasional use of the Company-owned plane for personal travel, subject to appropriate assessment of imputed income under applicable provisions of the Internal Revenue Code. While the value of these perquisites and other personal benefits are not considered by the Committee to be a material component of the overall compensation package of an NEO, to the extent that their aggregate amount is greater than

$10,000 for any NEO, the perquisites and personal benefits provided to NEOs are disclosed in the All Other Compensation column of the Summary Compensation Table beginning on page 35 of this Proxy Statement.

Employee Benefits

Each of the NEOs also participates in various employee benefit plans generally available to all employees on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, vision insurance, pre-tax flexible spending accounts, short and long term disability insurance, pension benefits, thrift plan, educational assistance and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees of the Company, they are not considered to be a material component of an NEO’s annual compensation program. Because the NEOs receive these benefits on the same basis as other employees, these benefits are not established or determined by the Committee separately for each NEO as part of the NEO’s annual compensation package.

Policy with Respect to Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. However, “qualified performance-based compensation” is exempt from this deductibility limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation. Compensation attributable to the exercise of stock options and performance shares granted under the Stock Plan, as well as incentive awards paid under the Annual Incentive Plan and the Long Term Plan, are qualified performance-based compensation and thus are excluded from the $1,000,000 deductibility limit imposed by Section 162(m). The Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way which preserves the deductibility of compensation payments and benefits. It should be noted, however, that there are many factors which are considered by the Committee in determining executive compensation and, similarly, there are many factors which may affect the deductibility of executive compensation. In order to maintain the flexibility to be able to compensate Executive Officers in a manner designed to promote varying corporate goals, the Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

With respect to the 2006 performance awards under the Annual Incentive Plan, the Committee made a decision (discussed above) in January 2007 to change the parameters for the performance factor used to determine the portion of the performance award attributable to quality. As a consequence, a portion of the Annual Incentive Plan performance award for 2006 paid to Mr. Wainscott does not constitute qualified performance-based compensation exempt from the deductibility limitation of Section 162(m). The financial impact on the Company resulting from the loss of such exemption as to that portion of his 2006 Annual Incentive Plan performance award is expected to be less than $70,000 in additional federal income tax payments for 2006, or less than one-tenth of a penny per share.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Richard A. Abdoo, Chair
Dr. Bonnie G. Hill
Robert H. Jenkins
Lawrence A. Leser

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each NEO for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
James L. Wainscott Chairman of the Board, President and CEO	2006	$900,000	$955,514	$256,393	$2,453,400	$667,336	$28,643	$5,261,286

Albert E. Ferrara, Jr. Vice President, Finance and CFO	2006	$390,000	$158,007	$48,387	$531,570	$271,973	$7,311	$1,407,248

David C. Horn Sr. Vice President, General Counsel and Secretary	2006	$515,000	$291,039	$82,375	$701,945	$289,942	$8,119	$1,888,420

John F. Kaloski Sr. Vice President, Operations	2006	$435,000	$201,708	$81,268	$592,905	$536,997	$14,933	$1,862,811

Douglas W. Gant Vice President, Sales and Customer Service	2006	$330,000	$154,811	$44,693	$449,790	$238,494	$3,410	$1,221,198

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards of restricted stock and performance stock awards pursuant to the Stock Plan and thus include amounts from awards granted in and prior to 2006. A discussion of the assumptions used to calculate the value of the stock awards reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 71-74 of our 2006 Annual Report on Form 10-K.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards of stock options pursuant to the Stock Plan and thus includes amounts from awards granted in and prior to 2006. A discussion of the assumptions used to calculate the value of the stock options reported in this column is located in Note 3 to the Notes to Consolidated Financial Statements on pages 71-74 of our 2006 Annual Report on Form 10-K.

(3)

The amounts shown in this column reflect payments to each NEO under the Company’s Long Term Plan and Annual Incentive Plan. The following payments made in February 2007 for the 2005-2006 performance period under the Long Term Plan are reported in this column: Mr. Wainscott $653,400; Mr. Ferrara, $141,570; Mr. Horn, $186,945; Mr. Kaloski, $157,905; and Mr. Gant, $119,790. The following payments made in February 2007 for the 2006 performance period under the Annual Incentive Plan are reported in this column: Mr. Wainscott, $1,800,000; Mr. Ferrara, $390,000; Mr. Horn, $515,000; Mr. Kaloski, $435,000; and Mr. Gant, $330,000. Awards under the Annual Incentive Plan are based upon three performance factors: safety, quality and financial performance. With respect to the safety and financial performance factors, the payments to the NEOs in February 2007 were made in accordance with the original goals established by the Compensation Committee for the 2006 performance period. With respect to the quality performance factor, however, the payments were made in accordance with new parameters established by the Compensation Committee and approved by the Board in January 2007 to reflect extraordinary circumstances and performance by the Company during 2006. More specifically, on January 18, 2007 the Board approved, upon the recommendation of its Compensation Committee, the payment of performance awards at the target level for the quality component of the Annual Incentive Plan to plan participants, including the five NEOs, based exclusively upon the Company’s outstanding performance with respect to customer claims. As a result of this change in the quality parameter, the NEOs received an increase in the amount of their respective annual incentive awards beyond what they otherwise would have received as follows: Mr. Wainscott: $120,000, Mr. Ferrara, $26,000; Mr. Horn, $34,333; Mr. Kaloski, $29,000; and Mr. Gant, $22,000. These increases are included in the amounts for the Annual Incentive Plan awards disclosed above in this footnote and in the amounts disclosed in the Summary Compensation Table above.

(4)	The amounts reported in this column represent the change in pension value for each NEO. No NEO received preferential or above-market earnings on deferred compensation.

(5)	Perquisites included in this column and provided to the NEOs include: the cost of personal financial planning and tax preparation services paid for by the Company, personal use of corporate aircraft, club memberships and company-owned tickets to athletic events, and the cost paid by the Company for a mandatory annual physical.

GRANTS OF PLAN-BASED AWARDS TABLE

The table below summarizes equity and non-equity grants to the NEOs during the fiscal year ended December 31, 2006:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	All Other Option Awards: Number of Securities Underlying Options (5) (#)	Exercise or Base Price of Option Awards ($/Sh) (6)		Closing Market Price on Grant Date		Full Grant Date Fair Value of Awards
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
James L. Wainscott	(1 (2 01/19/06 01/19/06 01/19/06	) )	$ $	0 450,000 — — —	$ $	900,000 900,000 — — —	$ $	1,800,000 1,800,000 — — —	— — 60,000 — —	— — 120,000 — —	— — 180,000 — —	— — — 80,000 —	— — — — 80,000	$	— — — — 7.885	$	— — — — 7.910	$ $ $	— — 1,034,400 630,800 357,600
Albert E. Ferrara, Jr.	(1 (2 01/19/06 01/19/06 01/19/06	) )	$ $	0 97,500 — — —	$ $	195,000 195,000 — — —	$ $	390,000 390,000 — — —	— — 8,438 — —	— — 16,875 — —	— — 25,313 — —	— — — 11,250 —	— — — — 11,250	$	— — — — 7.885	$	— — — — 7.910	$ $ $	— — 145,463 88,706 50,288
David C. Horn	(1 (2 01/19/06 01/19/06 01/19/06	) )	$ $	0 128,750 — — —	$ $	257,500 257,500 — — —	$ $	515,000 515,000 — — —	— — 11,250 — —	— — 22,500 — —	— — 33,750 — —	— — — 15,000 —	— — — — 15,000	$	— — — — 7.885	$	— — — — 7.910	$ $ $	— — 193,950 118,275 67,050
John F. Kaloski	(1 (2 01/19/06 01/19/06 01/19/06	) )	$ $	0 108,750 — — —	$ $	217,500 217,500 — — —	$ $	435,000 435,000 — — —	— — 11,250 — —	— — 22,500 — —	— — 33,750 — —	— — — 15,000 —	— — — — 15,000	$	— — — — 7.885	$	— — — — 7.910	$ $ $	— — 193,950 118,275 67,050
Douglas W. Gant	(1 (2 01/19/06 01/19/06 01/19/06	) )	$ $	0 82,500 — — —	$ $	165,000 165,000 — — —	$ $	330,000 330,000 — — —	— — 8,438 — —	— — 16,875 — —	— — 25,313 — —	— — — 11,250 —	— — — — 11,250	$	— — — — 7.885	$	— — — — 7.910	$ $ $	— — 145,463 88,706 50,288

(1)	The amounts reported in this row represent the range of potential awards under the threshold, target and maximum performance objectives established in January 2006 for the 2006 performance period under the Annual Incentive Plan as described in the “Annual Incentive Awards” section of the Compensation Discussion and Analysis. The amounts actually paid to each NEO for 2006 are set forth in the Summary Compensation Table.

(2)	The amounts reported in this row represent the estimated range of potential awards under the threshold, target and maximum performance objectives established in January 2006 for the 2006-2008 performance period under the Long Term Plan as described in the “Long Term Incentive Awards” section of the Compensation Discussion and Analysis. The amounts reported in this row were calculated using the NEO’s 2006 base salary. Any amounts ultimately paid out with regard to the 2006-2008 performance period under the Long Term Plan will be calculated using the NEO’s actual 2008 base salary.

(3)	The amounts reported in this column represent the range of the potential number of restricted performance shares of the Company’s common stock that may be issued to each NEO for the 2006-2008 performance period under the Stock Plan. Terms applicable to the performance share grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(4)	The amounts reported in this column represent the number of shares of restricted stock granted under the Stock Plan to each NEO in 2006. The restrictions on the transfer of the restricted stock grants reported in this column lapse over a five-year period, with 25% lapsing on January 19, 2008, 2009, 2010 and 2011. Other terms applicable to the restricted stock grants reported in this column are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(5)	The amounts reported in this column represent the number of shares of the Company’s common stock underlying the stock options granted to each NEO under the Stock Plan in 2006. The stock options reported in this column vest in three equal installments on January 19, 2007, 2008 and 2009. Other terms applicable to the stock options granted under the Stock Plan are described in the “Equity Awards” section of the Compensation Discussion and Analysis.

(6)	The exercise price for options granted under the Stock Plan equals the average of the highest and lowest sales price for the Company’s common stock on the grant date (or if there were no sales of the Company’s common stock on the grant date, then the exercise price equals the weighted average of the mean between the highest and lowest sales price for the Company’s common stock on the nearest preceding trading day on which there were sales of the Company’s common stock).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below provides information as to all outstanding option awards and restricted stock awards held by the NEOs as of December 31, 2006.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
James L. Wainscott	— 05/15/97 05/21/98 05/20/99 01/20/00 01/18/01 01/17/02 01/16/03 11/06/03 01/20/05 01/19/06	— 6,666 10,000 20,000 30,000 40,000 40,000 30,000 400,000 40,000 0	— 0 0 0 0 0 0 0 0 0 80,000	(1)	$ $ $ $ $ $ $ $ $ $	— 18.9688 19.1563 23.6875 18.2188 9.1875 12.1300 7.8950 2.8250 13.7000 7.8850	— 05/15/07 05/21/08 05/20/09 01/20/10 01/18/11 01/17/12 01/16/13 11/06/13 01/20/15 01/19/16	228,197	$3,856,529	180,000	$3,042,000
Albert E. Ferrara, Jr.	— 06/01/03 11/25/03 01/20/05 01/19/06	— 1,666 26,666 7,500 0	— 0 0 0 11,250	(1)	$ $ $ $	— 3.0500 2.7800 13.7000 7.8850	— 06/01/13 11/25/13 01/20/15 01/19/16	38,549	$651,478	28,125	$475,313
David C. Horn	— 12/01/00 04/19/01 01/17/02 01/16/03 01/14/04 01/20/05 01/19/06	— 5,000 10,000 20,000 20,000 53,334 10,000 0	— 0 0 0 0 26,666 0 15,000	(2) (1)	$ $ $ $ $ $ $	— 9.2813 11.6500 12.1300 7.8950 4.5650 13.7000 7.8850	— 12/01/10 04/19/11 01/17/12 01/16/13 01/14/14 01/20/15 01/19/16	68,718	$1,161,334	37,500	$633,750
John F. Kaloski	— 10/14/02 01/14/04 01/20/05 01/19/06	— 5,000 53,334 10,000 0	— 0 26,666 0 15,000	(2) (1)	$ $ $ $	— 6.6900 4.5650 13.7000 7.8850	— 10/14/12 01/14/14 01/20/15 01/19/16	48,654	$822,253	37,500	$633,750

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Douglas W. Gant	— 05/01/99 04/20/00 01/18/01 01/17/02 01/16/03 01/14/04 01/20/05 01/19/06	— 5,000 3,000 4,000 4,000 4,000 21,667 7,500 0	— 0 0 0 0 0 13,333 0 11,250	(2) (1)	$ $ $ $ $ $ $ $	— 26.4375 10.4063 9.1875 12.1300 7.8950 4.5650 13.7000 7.8850	— 05/01/09 04/20/10 01/18/11 01/17/12 01/16/13 01/14/14 01/20/15 01/19/16	35,224	$595,286	28,125	$475,313

(1)	These options became, or will become, exercisable as follows: one third on January 19, 2007, one third on January 19, 2008 and one third on January 19, 2009.

(2)	These options become exercisable on January 14, 2007.

(3)	The shares of stock referenced in this column that had not yet vested as of December 31, 2006 either already vested or will vest as follows:

	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant
01/14/2007	0	0	5,000	5,000	2,500
01/16/2007	12,000	0	8,000	0	1,500
01/17/2007	5,000	0	2,500	0	500
01/20/2007	24,598	5,524	7,609	6,514	4,612
06/01/2007	0	1,250	0	0	0
10/14/2007	0	0	0	625	0
11/06/2007	25,000	0	0	0	0
11/25/2007	0	5,000	0	0	0
01/14/2008	0	0	5,000	5,000	2,500
01/16/2008	12,000	0	8,000	0	1,500
01/19/2008	20,000	2,812	3,750	3,750	2,812
01/20/2008	24,599	5,525	7,609	6,515	4,612
06/01/2008	0	1,250	0	0	0
11/06/2008	25,000	0	0	0	0
11/25/2008	0	5,000	0	0	0
01/14/2009	0	0	5,000	5,000	2,500
01/19/2009	20,000	2,813	3,750	3,750	2,813
01/20/2009	10,000	1,875	2,500	2,500	1,875
01/19/2010	20,000	2,812	3,750	3,750	2,812
01/20/2010	10,000	1,875	2,500	2,500	1,875
01/19/2011	20,000	2,813	3,750	3,750	2,813

Total:	228,197	38,549	68,718	48,654	35,224

(4)	The dollar value shown in the column is calculated by multiplying the closing market price ($16.90) of the Company’s common stock as of December 31, 2006 by the number shown in the preceding column.

(5)	The shares of stock referenced in this column will vest as follows if the performance criteria applicable to the shares are satisfied at target:

Vesting Date	Mr. Wainscott	Mr. Ferrara	Mr. Horn	Mr. Kaloski	Mr. Gant
12/31/2007	60,000	11,250	15,000	15,000	11,250
12/31/2008	120,000	16,875	22,500	22,500	16,875

Total:	180,000	28,125	37,500	37,500	28,125

OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides information as to amounts realized by each NEO for each option exercised and each stock grant which vested during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($) (1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($) (2)
James L. Wainscott	0	$0	61,599	$662,235
Albert E. Ferrara, Jr.	28,334	$236,705	9,900	$125,036
David C. Horn	0	$0	21,860	$182,855
John F. Kaloski	0	$0	9,640	$80,616
Douglas W. Gant	5,000	$35,475	7,738	$61,066

(1)	Value realized on exercise is calculated by multiplying the number of shares acquired upon exercise by the difference between the average of the high and low stock price and the exercise price on the exercise date.

(2)	Value realized on vesting is calculated by multiplying the number of shares acquired upon vest by the average of the high and low stock price on the vesting date.

PENSION BENEFITS TABLE

The table below provides, as of December 31, 2006, the benefit plan name, the number of years of creditable service, the present value of accumulated benefits, and the payments, if any, made to the NEO during the last fiscal year.

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)(4)	Payments During Last Fiscal Year($)
James L. Wainscott	AK Steel Corporation Non Contributory Pension Plan(2)	11.75	$56,084	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(3)	$3,846,795	$0

Albert E. Ferrara, Jr.	AK Steel Corporation Non Contributory Pension Plan(2)	3.58	$16,233	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(3)	$1,582,635	$0

David C. Horn	AK Steel Corporation Non Contributory Pension Plan(2)	6.08	$27,921	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(3)	$3,074,654	$0

John F. Kaloski	AK Steel Corporation Non Contributory Pension Plan(2)	4.21	$17,722	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(3)	$1,975,390	$0

Douglas W. Gant(1)	AK Steel Corporation Non Contributory Pension Plan(2)	26.41	$769,479	$0
	AK Steel Corporation Executive Minimum and Supplemental Retirement Plan	(3)	$745,513	$0

(1)	Mr. Gant has a vested annual benefit of $128,997 under a prior version of the Company’s Executive Minimum and Supplemental Retirement Plan. Mr. Gant’s benefit at retirement under this plan will be the greater of his vested benefits under (i) the previous version of the plan or (ii) the existing version of the plan, either of which will exceed his benefit under the Final Average Pay Formula.

(2)	The Company’s full-time, non-represented salaried employees, including its NEOs, are eligible for retirement benefits under a qualified benefit plan known as the Non-Contributory Pension Plan (the “NCPP”). Retirement benefits are calculated under the NCPP using one of two formulas: (i) a cash balance formula (the “Cash Balance Formula”) or (ii) a final average pay formula (the “Final Average Pay Formula”). Eligibility for coverage under a particular formula is typically determined by the date on which a participant commenced employment with the Company. Participants generally are vested under the NCPP after five years of service regardless of which formula is used to calculate benefits. The compensation taken into account in determining benefits under either formula is subject to the compensation limits imposed by the Internal Revenue Code.

Under the Cash Balance Formula, a participant’s account is credited monthly with (i) a service credit based on the participant’s years of service and eligible compensation for that month, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate as determined and defined in the Cash Balance Formula. For purposes of the Cash Balance Formula, eligible compensation generally includes the participant’s base salary and incentive compensation. NCPP benefits for four of the NEOs (Messrs. Wainscott, Horn, Kaloski and Ferrara) are determined under the Cash Balance Formula. The estimated annual benefits payment to each of these four NEOs under the Cash Balance Formula upon retirement at age 65 is: $22,196 for Mr. Wainscott, $9,862 for Mr. Horn, $6,768 for Mr. Kaloski and $5,255 for Mr. Ferrara. These estimates assume that each NEO continues working for the Company until age 65, the Cash Balance Formula continues unchanged until the projected retirement date, and regulatory limits on compensation and benefits remain constant at 2006 levels. These estimates make no assumptions of any future increases to the eligible compensation of the NEOs.

Under the Final Average Pay Formula, a participant’s retirement benefits are calculated on the basis of his or her (i) number of years of credited service and (ii) average annual earnings—which include base pay, annual bonus, long term incentives, and overtime—during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. NCPP benefits for one NEO (Mr. Gant) are determined under the Final Average Pay Formula. For information on Mr. Gant’s estimated annual benefit at retirement, see footnote 1, above.

The above estimates of benefits provided under the Cash Balance Formula and Final Average Pay Formula to each NEO are computed on a single life annuity basis and do not reflect any reduction resulting from a Social Security offset.

(3)	Credited service is not a component of the calculation of benefits under the Executive Minimum and Supplemental Retirement Plan. It is, however, a component of vesting. In order to be vested in the Executive Minimum and Supplemental Retirement Plan as an officer, a participant must have ten years of credited service with the Company, five of which must be as an officer. Mr. Wainscott is the only NEO who satisfies this criterion. A discussion of the Executive Minimum and Supplemental Retirement Plan is included in the Compensation Discussion and Analysis, above, at page 32.

(4)	The calculation of the present value of accumulated benefit assumes a discount rate of 5.75%, GAM83 mortality and a normal retirement at the later of the vesting date or age of 60. Since Mr. Ferrara and Mr. Kaloski will not vest until after age 60, it is assumed that their normal retirement date is the date on which they vest. The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit can be found in Note 2 to the Notes to Consolidated Financial Statements on pages 67-71 of our 2006 Annual Report on Form 10-K.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has an Executive Deferred Compensation Plan. Currently, however, none of the NEOs participate in that Plan. The Company also has a nonqualified retirement plan referred to as a Supplemental Thrift Plan which provides for Company matching contributions with respect to base salary that is not permitted to be taken into account under the Company’s Thrift Plan due to limits on earnings imposed by the Internal Revenue Code. The table below provides information regarding the aggregate earnings and the total account balance for each NEO as of December 31, 2006 in the Company’s Supplemental Thrift Plan. The table does not present any information regarding the Company’s contributions into the Supplemental Thrift Plan because there were no matching contributions credited to the NEOs for the 2006 plan year. The Supplemental Thrift Plan and the Executive Deferred Compensation Plan are described in more detail in the “Pension and other retirement benefits” section of the Compensation Discussion and Analysis.

Name	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
James L. Wainscott	$814	$21,824
Albert E. Ferrara, Jr.	$184	$4,950
David C. Horn	$382	$10,232
John F. Kaloski	$246	$6,633
Douglas W. Gant	$73	$2,037

(1)	The amount shown in this column is calculated based on assumed earnings on each NEO’s account balance using an investment option within the Company-sponsored Thrift Plan known as the Fixed Income Fund.

(2)	Matching contributions made by the Company under the Supplemental Thrift Plan in 2005 were reported in the Summary Compensation Table for that year as follows: Mr. Wainscott, $11,800; Mr. Ferrara, $2,800; Mr. Horn, $5,400; Mr. Kaloski, $3,800; and Mr. Gant, $1,550. Matching contributions made by the Company under the Supplemental Thrift Plan in 2004 were reported in the Summary Compensation Table for that year as follows: Mr. Wainscott, $8,900; Mr. Ferrara, $1,900; Mr. Horn, $4,300; Mr. Kaloski, $2,500; and Mr. Gant, $400.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The potential payments and benefits provided to an NEO upon his termination from, or a change-in-control of, the Company will vary depending upon the circumstances and the bases for the benefits. The various bases for benefits and circumstances which will impact the determination of post-termination or change-in-control benefits are described below.

Bases For Determination Of Payments Upon Termination Or Change-In-Control

The Company has entered into severance and change-in-control agreements with each of the NEOs that provide post-termination and/or change-in-control benefits. The benefits provided under each of these agreements and the material terms of each, including the material conditions and obligations applicable to the receipt of payments and benefits under the agreements, are described in the Compensation Discussion and Analysis, above, at pages 30-32. In addition, the termination of an NEO’s employment and/or a change-in-control may trigger payments or benefits under the Company’s Annual Incentive Plan, Long Term Plan, Stock Plan and Executive Minimum and Supplemental Retirement Plan.

Circumstances Impacting the Determination of Payments Upon Termination Or Change-In-Control

There are various scenarios under which payments upon termination of employment or change-in-control are made. For purposes of the tables which follow, these scenarios are assumed to be as follows:

Normal Retirement

This scenario assumes that the NEO has terminated his employment with the Company as of December 31, 2006 and would qualify for normal retirement under the terms of the Company’s NCPP. The payments and benefits listed in the table below with respect to “Normal Retirement” represent payments and benefits beyond those which the NEO would be entitled to if he qualified for and elected retirement under the terms of the NCPP. Payments to the NEOs under the NCPP that have vested as of December 31, 2006 are set forth above in the Pension Benefits Table, at page 41.

Involuntary Termination without Cause (No Change-in-Control)

This scenario assumes that the Company has involuntarily terminated the employment of the NEO without cause as of December 31, 2006. It also assumes that there has been no change-in-control of the Company.

Disability

This scenario assumes that the NEO became permanently and totally disabled under the Company’s long-term disability plan as of December 31, 2006.

Death

This scenario assumes that the NEO died on December 31, 2006 while actively employed by the Company.

Change-in-Control

This scenario assumes that there has been a change-in-control of the Company and that within 24 months following the change-in-control (a) the Company involuntarily terminates the employment of the NEO without cause or (b) the NEO voluntarily terminates his employment with the Company for good reason. For Mr. Wainscott and Mr. Horn, the payments and benefits available under this scenario also would apply in the event there has been a change-in-control of the Company and within six months thereafter the eligible NEO voluntarily terminates his employment with the Company for any reason. Under the terms of the change-in-control agreements entered into between the Company and each of the NEOs, “good reason” includes the assignment of duties inconsistent with the NEO’s qualifications, a demotion or diminution in job responsibilities, a reduction in annual base salary, a requirement that the NEO be based anywhere other than the principal executive offices of the Company as they existed prior to the change-in-control, a failure to pay compensation due to the NEO, a failure of the Company to continue in effect any compensation plan in which the NEO participated at the time of the change-in-control, a material reduction in benefits under the Executive Minimum and Supplemental Retirement Plan, the failure of the Company to obtain the agreement of any successor corporation to assume and agree to perform the change-in-control agreements, and a failure by the Company to give proper notice or otherwise comply with the procedural requirements for involuntary termination without cause.

The table below summarizes the potential payments upon termination or a change-in-control of the Company for each of the NEOs.

Event	James L. Wainscott	Albert E. Ferrara, Jr.	David C. Horn	John F. Kaloski	Douglas W. Gant
Normal Retirement
Unvested Stock Options(1)	$721,200	$101,419	$464,150	$464,150	$265,881
Prorated Annual Incentive Plan(2)	0	0	0	0	0
Long Term Plan(3)	0	0	0	0	0
Prorated Performance Shares at Target(4)	1,352,000	221,813	295,750	295,750	221,813

Total	$2,073,200	$323,232	$759,900	$759,900	$487,694

Involuntary Termination Without Cause (No Change- in-Control)
Unvested Stock Options(1)	$721,200	$101,419	$464,150	$464,150	$265,881
Annual Incentive Plan(5)	1,800,000	292,500	386,250	326,250	247,500
Long Term Plan(3)	0	0	0	0	0
Health and Welfare Benefits(6)	59,980	41,313	42,213	41,637	40,881
Cash Severance(7)	1,800,000	585,000	772,500	662,500	495,000

Total	$4,381,180	$1,020,232	$1,665,113	$1,494,537	$1,049,262

Disability
Unvested Stock Options(1)	$721,200	$101,419	$464,150	$464,150	$265,881
Unvested Stock Awards(8)	3,856,529	651,478	1,161,334	822,253	595,286
Prorated Annual Incentive Plan(2)	0	0	0	0	0
Long Term Plan(3)	0	0	0	0	0
Prorated Performance Shares at Target(4)	1,352,000	221,813	295,750	295,750	221,813

Total	$5,929,729	$974,710	$1,921,234	$1,582,153	$1,082,980

Death
Unvested Stock Options(1)	$721,200	$101,419	$464,150	$464,150	$265,881
Unvested Stock Awards(8)	3,856,529	651,478	1,161,334	822,253	595,286
Prorated Annual Incentive Plan(2)	0	0	0	0	0
Long Term Plan(3)	0	0	0	0	0
Prorated Performance Shares at Target(4)	1,352,000	221,813	295,750	295,750	221,813

Total	$5,929,729	$974,710	$1,921,234	$1,582,153	$1,082,980

Event	James L. Wainscott	Albert E. Ferrara, Jr.	David C. Horn	John F. Kaloski	Douglas W. Gant
Change-in-Control
Unvested Stock Options(1)(15)	$721,200	$101,419	$464,150	$464,150	$265,881
Unvested Stock Awards(8)(15)	3,856,529	651,478	1,161,334	822,253	595,286
Prorated Annual Incentive Plan(9)	2,380,000	417,500	676,500	572,500	355,000
Prorated Performance Shares at Target (10)(15)	1,352,000	221,813	295,750	295,750	221,813
Prorated Long Term Plan at Target(11)	900,000	195,000	257,500	217,500	165,000
Incremental SERP(12)	4,602,921	3,173,632	4,923,335	3,575,073	980,735
Health and Welfare Benefits(6)	89,970	68,855	84,426	83,274	68,135
Excise Tax Gross Up(13)	5,995,984	2,401,950	3,198,255	3,017,419	1,219,535
Cash Severance(14)	2,700,000	975,000	1,545,000	1,305,000	825,000

Total	$22,598,604	$8,206,647	$12,606,250	$10,352,919	$4,696,385

(1)	Under the terms of the Stock Plan, the amounts reported in this row represent the value as of December 31, 2006 of the unvested stock options granted to each NEO. These amounts were calculated based on the closing market price of the Company’s common stock ($16.90) on the last day that stock traded (December 29, 2006) during the Company’s 2006 fiscal year less the option exercise price per share.

(2)	Under the terms of the Annual Incentive Plan, if a participant dies, becomes disabled, or retires during a performance period, the participant is entitled to receive a prorated Annual Incentive Award for that performance period based upon the portion of his or her participation during the period. For purposes of calculating the amounts reported in this row, the effective date of retirement, disability or death was assumed to have occurred on December 31, 2006. As a result, to the extent that a performance award was earned under the Annual Incentive Plan, the NEO would be entitled to the full amount of that award and no prorated calculation would be necessary. A discussion of the Annual Incentive Plan, and how performance awards are determined under that plan, is described in the Annual Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 24-26. In this instance, a performance award was earned by and paid to each NEO for the 2006 performance period. The amount of the Annual Incentive Plan award paid to each NEO in February 2007 for the 2006 performance period is reported in the Summary Compensation Table, above, beginning at page 35.

(3)	Under the terms of the Long Term Plan, if a participant dies, becomes disabled, retires or is involuntarily terminated without cause during a performance period, the participant is entitled to receive an amount equal to twice the amount already paid or to be paid to the participant on the performance award date occurring within that calendar year, less the amount of any performance award actually paid to the participant on the performance award date. Because the triggering event for purposes of this table is deemed to have occurred on December 31, 2006, the amount reported is equal to twice the amount of the Long Term Award paid to the NEO for the 2005 performance period, less the amount of the Long Term Award for that period actually paid to the NEO in February 2006. A discussion of the Long Term Plan, and how performance awards are determined under that plan, is described in the Long Term Incentive Awards section of the Compensation Discussion and Analysis, above, at pages 26 and 27.

(4)

Under the terms of the Stock Plan, if a participant dies, becomes disabled, or retires while holding performance shares, each performance share held by the participant is deemed to be earned on a prorated basis. The shares will be issued to the NEO at the conclusion of the applicable performance period at the same time as shares are issued to other participants whose employment did not terminate before the end of the period and will be prorated on the basis of the number of months of service by the NEO during the performance period, with the normal adjustment based upon the achievement of the performance goals during the entire performance period. For purposes of calculating the amounts reported in this row, it was assumed that the effective date of retirement, disability or death occurred on December 31, 2006 and the

Company will achieve the target performance level for both performance categories under the 2005-2007 performance period and the 2006-2008 performance period. Under these assumptions, each NEO would be entitled to receive a prorated portion (two-thirds for the 2005-2007 performance period and one-third for the 2006-2008 performance period) of the target payout for both performance periods. The performance level assumptions used to calculate the amounts reported in this row were selected merely to demonstrate the potential compensation that the NEOs could earn with respect to performance shares following certain triggering events and are not intended to provide any indication regarding future Company performance. A discussion of the Stock Plan and how performance shares are determined under that plan are described in the “Performance shares awards” section of the Compensation Discussion and Analysis, above, at page 29.

(5)	Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause, that NEO is entitled to receive a lump sum payment equal to one and one half times (except for Mr. Wainscott, who receives two times) his assigned target amount under the Annual Incentive Plan for the calendar year in which his date of termination occurs, less any amount otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to such calendar year. The target amount assigned to each NEO under the Annual Incentive Plan for 2006 is reported in the Grants of Plan-Based Awards Table, above, beginning at page 37. Assuming a termination date of December 31, 2006, Mr. Wainscott would be entitled under his severance agreement to a lump sum payment equal to two times his assigned target amount under the Annual Incentive Plan for the 2006 performance period and each of the other NEOs would be entitled under their respective severance agreements to a lump sum payment equal to one and one half times the amount of their assigned target amounts under the Annual Incentive Plan for the 2006 performance period. Since these lump sum payments assume a termination date of December 31, 2006, no amount would yet have been paid or become payable under the Annual Incentive Plan for calendar year 2006. Accordingly, these payments would not be reduced under the terms of the Annual Incentive Plan for amounts paid or payable with respect to calendar year 2006. Absent the application of the severance agreements, an NEO would not be entitled to any payment under the Annual Incentive Plan for the performance period in which he is terminated.

(6)	Under the terms of the severance agreements entered into between the Company and each NEO, in the event an NEO’s employment is terminated without cause the NEO is entitled to continue to receive certain employment benefits for the duration of his “severance period.” The term “severance period” is either six or twenty-four months for Mr. Wainscott and either six or eighteen months for the other NEOs, depending upon whether they execute releases of all claims relating to their employment in favor of the Company. The employee benefits reported in this row include an annual executive physical, tax preparation and financial planning, life insurance and annual cost of health insurance for the applicable severance period. For purposes of this table, the severance period is assumed to be the maximum period available to each NEO.

(7)	Under the terms of the severance agreements entered into between the Company and each NEO, an NEO who is involuntarily terminated without cause is entitled to receive cash severance benefits in an amount equal to the NEO’s base salary for a period of six months in a single, undiscounted lump sum. If the NEO executes an agreement releasing the Company from any liability for claims relating to the NEO’s employment with the Company, the NEO is also entitled to receive an additional lump sum severance payment in an amount equal to 18 months of base salary (in the case of Mr. Wainscott) or 12 months of base salary (in the case of the other NEOs). The amounts calculated for this row assume that the termination occurred on December 31, 2006.

(8)	Under the terms of the Stock Plan, if a participant dies or becomes disabled, then all outstanding restrictions on his or her unvested restricted stock automatically lapse. The amounts reported in this row represent the value of the unvested restricted stock granted to each NEO under the Stock Plan assuming death or disability occurred on December 31, 2006. Amounts were calculated based on the closing market price of the Company’s common stock ($16.90) on the last day that stock traded during the Company’s 2006 fiscal year (December 29, 2006).

(9)

Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to (a) between two and one half and three times the greatest of (i) the NEO’s assigned target amount under the Annual Incentive Plan for the calendar year in which the termination occurs, (ii) the amount paid to the NEO under the Annual Incentive Plan for the calendar year immediately preceding the calendar year in which the date of termination occurs, or (iii) the average of the amounts paid or payable to the NEO under the Annual Incentive Plan for each of the three calendar years immediately preceding the calendar year in which the date of termination occurs, (b) less any amounts otherwise paid or payable to the NEO under the Annual Incentive Plan with respect to the calendar year immediately preceding the calendar year in which the date of termination occurs, (c) plus the NEO’s assigned maximum amount under the Annual Incentive Plan for the year in which the date of termination occurs, prorated based upon the employment period during such year. For Messrs. Wainscott, Horn and Kaloski, the multiple to be used is three. For Messrs. Ferrara and Gant, the multiple to be used is two and one half. The amounts reported in this row assume that the termination occurred on December 31, 2006.

(10)	Under the terms of the Stock Plan, if a change-in-control occurs and a participant has outstanding grants for performance shares, each grant held by the participant is deemed to be earned at the target amount assigned to the participant on a prorated basis based upon the number of full months of the performance period with respect to each award that have elapsed as of the effective date of the change-in-control. The prorated payment will be made to the NEO as soon as administratively feasible following the effective date of the change-in-control. The amounts reported in this row assume that the effective date of change-in-control occurred on December 31, 2006.

(11)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive a lump sum payment equal to the incentive payment with respect to any completed performance period under the Long Term Plan that has not been paid as of the date of the NEO’s termination (which amount shall not be less than it would be if calculated at the NEO’s assigned target amount under the Long Term Plan), plus a prorated amount of the incentive award with respect to any incomplete performance period calculated at the NEO’s assigned target amount under the Long Term Plan for each such performance period. The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2006.

(12)

The amounts reported in this row represent the incremental value of the SERP benefit paid in the event of a change-in-control in excess of the vested amount as of December 31, 2006. In other words, this row excludes any amounts to which the NEO would be entitled if he retired on December 31, 2006 regardless of whether a change in control had occurred on or before that date, which amounts are presented in the Pension Benefits Table beginning on page 41. Under the SERP, if a participant elects to commence payments early following his or her 55th birthday instead of after his or her 60th birthday, the payments will be reduced to the actuarial equivalent of the regular payments based upon the participant’s age and certain actuarial assumptions. However, in the event of a change-in-control, there would be no such actuarial reduction for commencement of a participant’s benefit before age 60 and participants would have the right to elect a lump sum form of payment rather than the annuity form of payment. The amounts reported in this row assume that the effective date of the change-in-control occurred on December 31, 2006.

(13)	Estimated excise tax gross-up amounts reported in this row have been calculated in accordance with Internal Revenue Code Section 280G and assume that the effective date of the change-in-control occurred on December 31, 2006. For this purpose, an NEO’s “base amount” has been calculated using W-2 Box 1 earnings for 2001-2005, stock options have been assumed to be cashed-out upon a change-in-control, each NEO is assumed to have a combined personal tax rate of 41.12% and a 20% excise tax, and no specific value has been ascribed to restrictive covenants. These amounts were calculated based on the closing market price of the Company’s common stock ($16.90) on the last day that stock traded (December 29, 2006) on or before December 31, 2006.

(14)

Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event the NEO is entitled to receive cash severance benefits in an amount equal to six months of the NEO’s base salary in a single, undiscounted lump sum payment. If the NEO executes a full release of claims relating to his employment in favor of the Company, the NEO is entitled to receive additional cash severance in a single, undiscounted lump sum in an amount equal to either 24 or 30 months of the NEO’s base salary. For Messrs. Wainscott, Horn and Kaloski, the period to be used is 30 months. For Messrs. Ferrara and Gant, the period to be used is 24 months. The amounts calculated for this row assume that the effective date of the change-in-control and termination occurred on December 31, 2006.

(15)	Under the terms of the change-in-control agreements entered into between the Company and each NEO, upon a triggering event and the execution of a full release of claims in favor of the Company, the NEO is entitled immediately (a) to exercise all stock options awarded to the NEO under the Stock Plan from the effective date of the release until the third anniversary of the date of termination, or the date the option expires under its own terms, and (b) absolute ownership of all shares of restricted stock granted to the NEO under the Stock Plan. Under the terms of the Stock Plan, as of the effective date of a change-in-control of the Company all outstanding stock options become immediately exercisable, all restrictions on the transfer of unvested restricted stock lapse, and all performance shares are deemed earned at the target amount assigned to each award and payment is prorated based on the number of full months of the performance period with respect to each award that has lapsed as of the effective date of the change-in-control.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the “Committee”) of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2006, the Committee met eight times and discussed the interim quarterly financial results with the Company’s Chief Financial Officer and its independent registered public accounting firm, Deloitte & Touche LLP, (the “independent auditors”) prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ independence consistent with Independence Standard Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the organization, responsibilities and staffing of the internal audit function. The Committee reviewed with the Company’s independent auditors and its internal auditors their respective audit plans, audit scope and identification of audit risks. The Committee has implemented a formal pre-approval process for non-audit fee spending and it seeks to limit this spending to a level that keeps the core relationship with the independent auditors focused on financial statement review and evaluation.

The Committee discussed and reviewed with the Company’s independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement of Auditing Standards No. 61 “Communication with Audit Committees” as amended and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. In addition, the Committee has discussed various matters with the independent auditors related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between the independent auditors and management.

The Committee has discussed and reviewed with management and the Company’s independent auditors the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006, managements’ assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s internal control over financial reporting. Management has the responsibility for the preparation of the Company’s financial statements and for establishing and maintaining adequate internal control over financial reporting and the independent auditors have the responsibility for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as well as their own opinion on the effectiveness of the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the Company’s independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee also approved Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.

THE AUDIT COMMITTEE

    Lawrence A. Leser, Chair

    William K. Gerber

    Daniel J. Meyer

    Shirley D. Peterson

    Dr. James A. Thomson

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2005 and 2006:

	2005	2006
Audit Fees(1)	$2,403,100	$2,485,900
Audit-Related Fees(2)	348,000	355,500

Total Audit and Audit Related Fees	2,751,100	2,841,400
Tax Fees(3)	1,177,405	1,375,000
All Other Fees	0	0

Total(4)	$3,928,505	$4,216,400

(1)	Includes fees for the integrated audit of annual consolidated financial statements and reviews of unaudited quarterly consolidated financial statements, audits of internal controls over financial reporting, fees for audits required for regulatory reporting by the Company’s insurance subsidiaries and consents related to filings with the Securities and Exchange Commission.

(2)	Includes audit-related fees for audits of employee benefit plans and agreed-upon procedure engagements.

(3)	Primarily fees for tax compliance, tax planning and tax audits. In 2006, the Company paid $960,000 for tax compliance, $125,000 for tax planning and $290,000 for tax audits.

(4)	During 2006, no services were provided by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee annually approves the scope and fees payable for the year-end audit, statutory audits and employee benefit plan audits to be performed by the independent auditors for the next fiscal year. Management also defines and presents to the Audit Committee specific projects and categories of service, together with the corresponding fee estimates related to the services requested. The Audit Committee reviews these requests and, if acceptable, pre-approves the engagement of the independent auditor. The Audit Committee authorizes its Chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee at its next meeting. The company’s Chief Financial Officer summarizes on an annual basis the external auditor services and fees paid for pre-approved services and reports on a quarterly basis if there are any new services being requested requiring pre-approval by the Audit Committee.

All of the services provided by Deloitte & Touche LLP have been approved in accordance with the foregoing policies and procedures.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

AND NOMINATIONS OF DIRECTORS

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. Notice of a stockholder proposal or director nomination for the 2008 Annual Meeting must be received by the Company no later than March 20, 2008 and no earlier than February 18, 2008, and must contain certain information and conform to certain requirements specified in the by-laws. If the Chairman determines at the Annual Meeting that a stockholder proposal or director nomination was not made in accordance with the by-laws, the Company may disregard the proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2008 Annual Meeting, but the proposal complies with the advance notice procedure prescribed by the by-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

If a stockholder intends to present a proposal at the 2008 Annual Meeting of Stockholders and seeks to have the proposal included in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company no later than December 18, 2007. The proposal must also satisfy the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Any proposals, as well as any related questions, should be directed to: Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio 45043-0001.

OTHER MATTERS

The Company’s audited financial statements as of and for the year ended December 31, 2006, together with the report thereon of Deloitte & Touche LLP, independent public accountants, are included in the Company’s Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 2006 Annual Report on Form 10-K is included in the Company’s 2006 Annual Report to Stockholders and is being furnished to stockholders together with this Proxy Statement.

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP as the Company’s independent accountants for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will respond to appropriate questions.

This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 16, 2007, together with the 2006 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials and the accompanying reports to the beneficial owners of shares of the Company’s common stock held by them of record and will reimburse them for the reasonable out-of-pocket expenses they incur in complying with this request. The Company retained Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

Only one proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. Upon receipt of a written request, addressed to: Secretary, AK Steel Holding Corporation, 703 Curtis Street, Middletown, Ohio, 45043, the Company will either: (i) promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document has been delivered; (ii) arrange for a separate copy of the proxy statement to be delivered in the future to a stockholder at a shared address; or (iii) deliver a single copy of the proxy statement to stockholders at a shared address to which multiple copies of the document has been delivered, as appropriate. If a stockholder seeks to arrange for a separate copy of the proxy statement to be delivered in the future to a stockholder at a shared address, the stockholder also may direct such notification to the Company directly by calling (513) 425-5595.

The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote on the matter in their discretion.

By order of the Board of Directors,

    David C. Horn

        Secretary

Middletown, Ohio

April 16, 2007

EXHIBIT A

AK STEEL HOLDING CORPORATION

(INCLUDING AK STEEL CORPORATION)

(the “Corporation”)

AUDIT COMMITTEE CHARTER

This Charter is intended as a component of the flexible governance framework within which the Board of Directors (the “Board”) of the Corporation, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.	PURPOSES

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of the Corporation in fulfilling its responsibility to oversee management’s conduct of the Corporation’s financial reporting process including: (i) overseeing the integrity of the Corporation’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) independent auditor’s qualifications and independence; and (iv) performance of independent auditors and internal audit function.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all of the Corporation’s books, records, facilities and personnel and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Corporation’s shareholders. Accordingly, the Corporation’s independent auditors are ultimately accountable to the Board and the Committee. Similarly, the Corporation’s independent auditors, internal auditors, executive and financial management and general counsel will have full access to the Committee and each is responsible for bringing before this Committee in a timely manner any matter such firm or person feels appropriate to the discharge of the Committee’s responsibility.

II.	COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the Securities & Exchange Commission (“SEC”) and the New York Stock Exchange. All members of the Committee shall meet the financial literacy requirements of the New York Stock Exchange and at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the Company’s annual proxy statement.

Committee members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chair of the Committee shall be recommended by the Nominating and Governance Committee and approved by the Board. He or she shall serve at the pleasure of the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chair at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.	COMMITTEE MEETINGS

The Committee shall meet on a regularly scheduled basis at least five times annually and at such other times as may be necessary or desirable. The Committee shall meet at least once each quarter with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. In addition, the Committee shall meet at lease once each quarter in a separate session with management. The Committee shall establish its own schedule and rules of procedure. Members may participate telephonically in meetings of the Committee. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

IV.	KEY RESPONSIBILITIES

The Committee’s role is one of oversight. The Board recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s independent auditors are responsible for auditing those financial statements and are ultimately accountable to the Board and the Committee, who are in place to represent the Corporation’s shareholders. Additionally, the Board recognizes that accounting personnel, including the Corporation’s internal audit staff and its independent auditors, have more time, knowledge and detailed information regarding the Corporation’s financial affairs than do Committee members. Accordingly, in carrying out its oversight role, the Committee is not expected to provide any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the work of its independent auditors.

The following are the principal responsibilities of the Committee in carrying out its oversight role, with the understanding that the Committee may perform additional responsibilities as directed by the Board:

1)	The Committee shall be responsible for the selection, appointment, compensation, retention and oversight of the Corporation’s independent auditors.

2)	Pre-approve all non-audit services for which the independent auditors are engaged by the Corporation. In between regularly scheduled meetings, the Chairman of the Committee has the authority to pre-approve such services, subject to ratification by the Committee at its next meeting.

3)	The Committee shall:

(a)	ensure that the Corporation’s independent auditors submit to the Corporation on a periodic basis a formal written statement delineating all relationships between those accountants and the Corporation consistent with Independence Standards Board Standard Number 1;

(b)	discuss with the Corporation’s independent auditors any such disclosed relationships and their impact on the accountants’ independence;

(c)	recommend that the Board take appropriate action in response to the auditors’ report to satisfy itself as to the auditors’ independence;

(d)	set hiring policies for employees or former employees of the independent auditors; and

(e)	review the independent auditors’ quality control procedures and any related issues.

4)	The Committee shall review with the Corporation’s independent auditors, on a quarterly basis, the Corporation’s critical accounting policies and practices and alternative treatments.

5)	The Committee shall review the structure and effectiveness of the Corporation’s financial reporting and management information systems to assess whether accurate and timely financial information is available to the Corporation’s management and the Board.

6)	The Committee shall discuss with management and the Corporation’s independent auditors the quality and adequacy of the Corporation’s internal controls to:

(a)	foster compliance with the Corporation’s accounting and financial management policies;

(b)	maintain compliance with applicable governmental requirements;

(c)	safeguard data and information systems from misuse; and

(d)	foster responsible conduct by all employees engaged in administering and accounting for the receipt and disbursement of funds.

7)	The Committee shall oversee the Corporation’s internal audit function, including discussing with management and the internal auditors the internal audit function’s organization, objectivity, responsibilities, plans, results and staffing. The internal audit function has a dotted line reporting relationship to the Audit Committee.

8)	The Committee shall review the Corporation’s overall risk management profile and actions the Corporation has taken to monitor and control major risk exposures.

9)	The Committee shall review with management and the Corporation’s independent auditors the audited financial statements and make a recommendation to the Board of Directors as to whether those financial statements should be included in the Corporation’s Annual Report on Form 10-K. In that connection, the Committee shall review and consider with the Corporation’s independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (as amended).

10)	As a whole, or through the Committee chair, the Committee shall, prior to the Corporation’s filing with the Securities and Exchange Commission of each Quarterly Report on Form 10-Q, review with the Corporation’s independent auditors the Corporation’s interim financial results to be included in that Quarterly Report and the matters required by SAS No. 61 (as amended) to be discussed.

11)	As a whole, or through the Committee chair, the Committee shall discuss the Corporation’s earnings releases, as well as financial information and earnings guidance provided to analysts and rating agencies, as well as the Corporation’s use therein of non-GAAP financial measures. The Committee does not need to discuss these matters in advance of each such release.

12)	The Committee shall review the Corporation’s financial reporting procedures to monitor compliance by the Corporation with the financial disclosure requirements of applicable laws.

13)	The Committee shall periodically review (i) legal and regulatory matters that may have a material impact on the Company’s financial statements and (ii) the scope and effectiveness of compliance policies and programs.

14)	The Committee shall prepare, for inclusion in the proxy statement to be distributed in connection with the Corporation’s Annual Meeting of Stockholders, a formal report of its responsibilities and activities during the period since the preceding Annual Meeting.

15)	The Committee shall establish and maintain procedures for (1) the receipt, retention and treatment of complaints regarding accounting or internal auditing matters and (2) confidential, anonymous submission by Corporate employees regarding questionable accounting or auditing matters.

16)	At least annually, the Committee shall evaluate how well it has fulfilled its role and prepare a formal report thereon. The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Nominating and Governance Committee amendments thereto when the same are deemed appropriate. Amendments then will be recommended to the Board for approval.

As adopted by the Board of Directors on March 4, 2004.

EXHIBIT B

AK STEEL HOLDING CORPORATION

(INCLUDING AK STEEL CORPORATION)

(collectively the “Corporation”)

COMPENSATION COMMITTEE CHARTER

This Charter is intended as a component of the flexible governance framework within which the Board of Directors (the “Board”) of the Corporation, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.	PURPOSES

The Compensation Committee (the “Committee”) shall assist the Board in overseeing the Corporation’s management compensation policies and practices, including (i) determining and approving the compensation of the Corporation’s Chief Executive Officer (“CEO”); (ii) reviewing and approving compensation levels for the Corporation’s other executive officers; (iii) reviewing and approving management incentive compensation policies and programs; (iv) reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and (v) reviewing and approving the annual Compensation Discussion and Analysis (“CD&A”) and producing for inclusion in the proxy statement a Compensation Committee Report that states whether the Committee has recommended that the CD&A be included in the Corporation’s annual report on Form 10-K and in its proxy statement.

In discharging its role, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Corporation. The Committee has the power to retain outside counsel, compensation consultants or other advisors to assist it in carrying out its activities. The Corporation shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, compensation consultants, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

II.	COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be (i) “independent” in accordance with applicable rules of the New York Stock Exchange, (ii) a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chair of the Committee shall be recommended by the Nominating and Governance Committee and approved by the Board. He or she shall serve at the pleasure of the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chair at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.	COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year, or more frequently as circumstances dictate. The Committee shall establish its own schedule and rules of procedure. Members may participate telephonically in meetings of the Committee. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee. The Committee shall meet at least annually with the CEO, and any other corporate officers the Board and Committee deem appropriate, to discuss and review the performance criteria and compensation levels of key executives.

B-1

IV.	KEY RESPONSIBILITIES

The following responsibilities are set forth as a guide for fulfilling the Committee’s purpose, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.

To fulfill its purposes, the Committee shall:

1.	establish and review the Corporation’s overall management compensation philosophy and policy;

2.	review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives;

3.	evaluate at least annually the performance of the CEO against corporate goals and objectives, including the annual performance objectives for the CEO and, based on this evaluation, determine and approve the compensation level (including any discretionary incentive awards) for the CEO, reviewing as appropriate, any agreement or understanding relating to the CEO’s employment, incentive compensation, or other benefits based on this evaluation;

4.	review at least annually the compensation of such executive officers or other members of management as the Board and Committee determine appropriate and determine and approve their compensation levels (including any discretionary incentive awards);

5.	review on a periodic basis the Corporation’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose(s), and recommend to the Board any appropriate modifications or new plans or programs;

6.	review and recommend to the Board incentive and equity-based compensation plans of the Corporation and any modifications of such plans (whether or not final approval rests with the Corporation’s shareholders) and review all grants of awards, including the award of shares or share options, pursuant to such plans;

7.	administer and monitor compliance by executives with the rules and guidelines of the Corporation’s equity-based plans;

8.	review and recommend to the Board any changes in employee retirement plans or programs, and other employee benefit plans and program;

9.	review and approve the CD&A each year and prepare a report to be included in the Corporation’s annual proxy statement recommending the inclusion of the CD&A in the Corporation’s Form 10-K and in the proxy statement;

10.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

11.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

12.	report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

As adopted by the Board of Directors on March 4, 2004.

Reviewed and Amended by the Board of Directors on January 18, 2007.

B-2

EXHIBIT C

AK STEEL HOLDING CORPORATION

(INCLUDING AK STEEL CORPORATION)

(collectively the “Corporation”)

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

This Charter is intended as a component of the flexible governance framework within which the Board of Directors (the “Board”) of the Corporation, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.	PURPOSES

The Nominating and Governance Committee (the “Committee”) shall assist the Board in: (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies; (ii) overseeing the Corporation’s policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board; (iii) developing, recommending to the Board and overseeing implementation of the Corporation’s Corporate Governance Guidelines; and (iv) reviewing on a regular basis the overall corporate governance of the Corporation and recommending improvements when necessary.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Corporation. The Committee has the power to retain outside counsel, director search and recruitment consultants or other advisors to assist it in carrying out its activities. The Corporation shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, director search and recruitment consultants, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

II.	COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the New York Stock Exchange. Members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chair of the Committee shall be recommended by the Committee and approved by the Board. He or she shall serve at the pleasure of the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chair at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.	COMMITTEE MEETINGS

The Committee shall meet on a regularly scheduled basis at least three times per year, or more frequently as circumstances dictate. The Committee shall establish its own schedule and rules of procedure. Members may participate telephonically in meetings of the Committee. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

C-1

IV.	KEY RESPONSIBILITIES

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time. The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.

To fulfill its purposes, the Committee shall:

1.	recommend to the Board for approval, oversee the implementation and effectiveness of, recommend modifications as appropriate to, and review Corporation disclosures concerning the Corporation’s policies and procedures for identifying and reviewing Board nominee candidates, including: (i) the qualifications or criteria for Board nomination to shareholders for election as a director; and (ii) policies and procedures relating to consideration of Board nominee candidates recommended by shareholders;

2.	identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including review of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the shareholders; and (ii) any Board vacancies that are to be filled by the Board (subject to any rights regarding the selection of directors by holders of preferred shares and any other contractual or other commitments of the Corporation);

3.	review annually with the Board the size and the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities, and recommend to the Board any appropriate changes;

4.	recommend committee appointments and chairs, and rotation policies;

5.	coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation;

6.	develop and recommend to the Board, oversee the implementation and effectiveness of, and recommend modifications as appropriate to, a set of Corporate Governance Guidelines;

7.	consider corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board regarding such matters;

8.	develop and recommend to the Board, oversee the administration and effectiveness of, and recommend modifications as appropriate to, the Corporation’s Related Person Transaction Policy, including reviewing and addressing conflicts of interest of directors and executive officers and, where appropriate and consistent with the Policy, approving and monitoring related person transactions;

9.	review and recommend to the Board for approval any changes in the compensation of directors;

10.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

11.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

12.	report regularly to the Board on Committee findings, recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

As adopted by the Board of Directors on March 4, 2004.

Reviewed and Amended by the Board of Directors on January 18, 2007.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 – Richard A. Abdoo	☐	☐	06 – Daniel J. Meyer	☐	☐

02 – John S. Brinzo	☐	☐	07 – Shirley D. Peterson	☐	☐

03 – William K. Gerber	☐	☐	08 – Dr. James A. Thomson	☐	☐

04 – Dr. Bonnie G. Hill	☐	☐	09 – James L. Wainscott	☐	☐

05 – Robert H. Jenkins	☐	☐

B. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Proxy - AK Steel Holding Corporation

Annual Meeting of Stockholders

Proxy Solicited on behalf of the Board of Directors of the Company for the Annual Meeting May 24, 2007

The undersigned stockholder of AK Steel Holding Corporation (the “Company”) hereby appoints James L. Wainscott, David C. Horn and Albert E. Ferrara, Jr., and each of them, as attorneys-in-fact and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 24, 2007, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock of the Company owned by the undersigned on March 27, 2007, in accordance with the directions indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE NINE NOMINEES NAMED ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

Please sign, date and return this proxy card promptly using the enclosed envelope.

(Continued and to be voted on reverse side.)